Exhibit 10(r)


                   LEASE AGREEMENT FOR 201 NORTH TRYON STREET
                              IJL FINANCIAL CENTER
                       NATIONSBANK, NATIONAL ASSOCIATION,
                  a national banking association, as Landlord,
                                      and
                         INTERSTATE/JOHNSON LANE, INC.
                    a North Carolina corporation, as Tenant
                               DECEMBER 19, 1997

                               TABLE OF CONTENTS

LEASE DEFINITIONS ............................................................ 1

CONSIDERATION ................................................................ 7

I.      LEASE OF PREMISES .................................................... 7
        1.1     Premises ..................................................... 7
        1.2     Option To Expand ............................................. 8
        1.3     Right of First Offer.......................................... 8
        1.4     Delivery of Space ............................................ 8
        1.5     Common Areas. ................................................ 8

11.     TERM; RENT ........................................................... 8
        2.1     Term. ........................................................ 8
        2.2     Use .......................................................... 9
        2.3     Base Rent .................................................... 9
        2.4     Base Rent Adjustment. ........................................10
        2.5     Additional Rent ..............................................10
        2.6     Tenant's Audit Rights . ......................................10
        2.7     Holding Over .................................................11
        2.8     Late Charges .................................................11

        III.    GENERAL MATTERS ..............................................11
        3.1     Initial Construction of the Premises .........................11
        3.2     Services to Be Furnished by Landlord .........................11
        3.3     Keys .........................................................11
        3.4     Graphics .....................................................12
        3.5     Repairs by Landlord ..........................................12
        3.6     Peaceful Enjoyment ...........................................12
        3.7     Landlord's Additional Representations and Warranties .........12

IV.     TENANT'S OCCUPANCY OF PREMISES .......................................13
        4.1     Care and Surrender of the Premises ...........................13
        4.2     Legal Use and Violation of Insurance Coverage.................13
        4.3     Hazardous Materials ..........................................14
        4.4     Nuisance .....................................................14
        4.5     Rules of the Buildinq ........................................14
        4.6     Repairs by Tenant. ...........................................14
        4.7     Alterations, Additions, Improvements..........................14
        4.8     Entry for Repairs and Inspection .............................15
        4.9     Assignment or Sublease .......................................16
        4.10    Subordination to Mortgage ....................................17
        4.11    Estoppel Certificate .........................................18
        4.12    Defaults by Landlord .........................................18

V.      INSURANCE ............................................................18
        5.1     Casualty Insurance ...........................................18
        5.2     Liability Insurance ..........................................18
        5.3     Insurance Standards; Waiver of Subrogation....................19
        5.4     Other Tenants; Parking Garage. ...............................19
        5.5     Indemnity for Insurance Coverage. ............................19
        5.6     No Release ...................................................19
        5.7     Casualty Damage ..............................................19
        5.8     Additional Rights Regarding Restoration. .....................20
        5.9     Application of Insurance Proceeds ............................20
        5.10    Self-Insurance. ..............................................20
        5.11    Other Insurance ..............................................21

        Vl.     CONDEMNATION .................................................21
        6.1     Effect of Condemnation .......................................21
        6.2     Proceedings in Condemnation...................................21
        6.3     Notice of Execution ..........................................21

        Vll.    TENANT'S DEFAULT .............................................21
        7.1     Default by Tenant ............................................21
        7.2     Landlord's Remedies ..........................................22
        7.3     Remedies Cumulative ..........................................23
        7.4     Cure Rights ..................................................23
        7.5     Rights Upon Possession .......................................23
        7.6     Prevailing Party; Venue. .....................................23

        VII.   MISCELLANEOUS PROVISIONS ......................................23
        8.1    Force Majeure .................................................23
        8.2    Sale of Building ..............................................24
        8.3    name of Building ..............................................24
        8.4    Notices .......................................................24
        8.5    No Waiver .....................................................25
        8.6    Commissions ...................................................25
        8.7    Rights of Light, View or Air ..................................25
        8.8    Severability ..................................................25
        8.9    Recordation ...................................................25
        8.10   Binding Effect ................................................25
        8.11   Entire Agreement ..............................................25
        8.12   Amendments ....................................................26
        8.13   Counterparts ..................................................26
        8.14   Governing Law .................................................26
        8.15   Intentionally Omitted .........................................26
        8.16   Base Building Plans and Specification .........................26
        8.17   Move-In........................................................26
        8.18   Equipment Access ..............................................26
        8.19   Limits on Certain Liabilities .................................27
        8.20   Status as Sublease ............................................27
        8.21   Intentionally omitted .........................................27
        8.22   Tenant's Existing Lease .......................................27
        8.23   Receive-Only Communications Dish ..............................27
        8.24   Survival ......................................................28
        8.25   Drafting ......................................................28

LIST OF EXHIBITS

Exhibit A      Description of the Premises
Exhibit B      Commencement Date and Construction of the Premises
               Schedule 1 - Landlord's  Work
               Schedule 2 - Tenant's Work
               Schedule 3 - Tenant's Plans
Exhibit C      Cleaning  Specifications
Exhibit D      Rules and Regulations
Exhibit E      Option to Expand
Exhibit F      Right of First Offer
Exhibit G      Renewal Term
Exhibit H      Services to be Provided by Landlord
Exhibit I      Tenant's Parking Rights and Charges
               Schedule 1 - Initial Location of Reserved Spaces
Exhibit J      Punch List
Exhibit K      Schedule of Building  Measurements
Exhibit L      Schedule of Controllable and Non-Controllable Expenses
Exhibit M      Signage

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") is made and entered into on this the 19th day of December, 1997 between NATIONSBANK, NATIONAL ASSOCIATION, a national banking association ("Landlord"), whose address for purposes hereof is Real Estate Services, Transamerica Square, Attn: Headquarters Real Estate Asset Manager, NC1-021-06-05, 401 North Tryon Street, Charlotte, North Carolina, 28255, and Interstate/Johnson Lane, Inc., a North Carolina corporation ("Tenant"). Tenant's address is as set forth in Section 8.4.

LEASE DEFINITIONS

        As used in this Lease, the following specified terms shall have the meanings ascribed below unless the context clearly requires otherwise:

        Actual Expenses. With respect to each calendar year during the Term, the actual Expenses for such year.

        Actual Expense Rate. The Actual Expenses for each calendar year during the term divided by the Rentable Area in the Building.

        Additional Allowance. As set forth in Exhibit B.

        Additional Rent. As set forth in Section 2.5.

        Alterations. As defined in Section 4.7.

        Approved Architect. TBA2 Architects, or any other reputable architectural firm as shall be agreed upon by Landlord and Tenant.

        Base Expense Rate. The Actual Expenses, accounted for on a modified cash basis in accordance with generally accepted accounting principles as further described in subparagraph n. of the definition of Expenses set forth below, during the calendar year 1998, divided by the Rentable Area in the Building.

        Base Rent. As defined in Section 2.3.

        Base Rent Adjustment. As defined in Section 2.4.

        Block. The city block located in Charlotte, North Carolina and bounded by North Tryon Street, East Sixth Street, North Church Street and East Fifth Street.

        Broker. Don Deutsch of Trammell Crow Company has served as Landlord's real estate broker in connection with this Lease. Ben Trotter of the Harris Group has served as Tenant's real estate broker in connection with this Lease. Any commission due the Harris Group shall be by separate agreement between the Harris Group and Trammell Crow Company.

        Buildinq. Collectively, the twenty-nine (29) story Office Tower constructed by or for Landlord, subject to alterations made in the final plans, and the Common Areas, both located on the Block in the City of Charlotte, North Carolina, which is included in the Project. Tenant acknowledges the Building contains no floor number "13." The Building's office floors will be numbered 2 through 12 and 14 through 30.

        Certificate of Occupancy. A certificate of occupancy or a temporary certificate of occupancy issued by the Building Standards Department or other appropriate Governmental Authority of the City of Charlotte, North Carolina.

        Commencement Date. As set forth in Section 2.1.

        Common Areas. Common Areas shall be located on the Block and shall include the lobby of the Building, outdoor plazas within the Project (including outdoor plazas owned by any other third party but shared in whole or in part, for one or any number of purposes, with the owner of the Building), driveways, loading docks, corridors, communication shafts, building manager's offices, escalators, elevators, elevator shafts and elevator foyers, stairwells, entrances, lobbies, public restrooms, mechanical rooms, water holding areas, janitorial closets, vending rooms, telephone rooms, mail rooms, electrical rooms, elevator mechanical rooms located above the elevator shafts, and other similar areas of the Building provided for Building systems or for the common use or benefit of all tenants primarily or the public generally; provided, however, that the identity and location of such Common Areas is subject to the further provisions of Section 1.5.

        Comparable Space. Comparable office space of similar floor height and located in first-class, high-rise office buildings (including, without limitation, the Building) with similar attendant parking facilities, with consummated leases achieved in the central business district of uptown Charlotte, North Carolina in such buildings as the Building, NationsBank Corporate Center and One First Union Center. The parties agree that all of the foregoing buildings are reasonably equivalent and comparable to the Building as of the date of this Lease.

        Construction Allowance. As set forth in Exhibit B.

        Contract Rate. A rate of interest equal two percent (2%) above the rate of interest announced from time to time as the "prime rate" by NationsBank, N.A. or its successors at its home office in Charlotte, North Carolina.

        Controllable Expenses. Those items of Expenses (hereafter defined) for which Landlord has a reasonable ability to control the amount of any increases, such items being limited to management fees, wages, salaries, and labor costs, but excluding costs of materials, utilities, taxes, assessments, insurance premiums, and any capital costs permitted by this Lease to be charged to tenants, in accordance with Exhibit L.

        Delivery Date. As defined in Section 2.1.2.


        Environmental Laws. Any applicable current or future federal, state, or local law, regulation, ordinance, order, guidance document, policy document, or ruling applicable to health or environmental conditions on, under or about the Building, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, and analogous state and local laws.

        Expansion Space. Any additions to the Premises pursuant to the provisions of Exhibit E.

        Exclusions. As defined in the definition of Expenses.

        Expenses. Except as otherwise limited by the terms of this Lease, all costs and expenses directly and reasonably incurred by Landlord (the nature, character and extent of which are customarily incurred by landlords of Comparable Space) in the operation and maintenance of the Building to the extent owned by Landlord. Such costs include, without limitation, the following items:

        a. All ad valorem or real property taxes and assessments, general or special, which are levied, assessed or imposed by any Governmental Authority upon any legal or equitable interest of Landlord in this Lease, Landlord as the landlord of the Building, the Building, or the underlying real estate (whether or not owned by Landlord), or any improvements, fixtures, equipment or other property of Landlord, real or personal, located in or on the Building and used in the operation or maintenance of the Building. Taxes shall also include any levy, assessment or imposition in addition to or in lieu of such real or personal property taxes; license fees; sales taxes imposed on supplies purchased for the operation of the Building; business privilege taxes; and ad valorem taxes measured by or imposed upon rents, but shall not include: (i) any federal, state or local income taxes, (ii) franchise, estate, or inheritance taxes, and
(iii) real estate transfer taxes imposed by reason of the sale of the Project or any portion thereof or any interest therein. Tenant shall only be responsible for its share of taxes accruing during the Term of this Lease, including any extensions thereof, notwithstanding the date of payment or collection. Any "tax year" shall mean a calendar year, notwithstanding the use of any different period for assessment or collection. Notwithstanding the foregoing definition, Expenses for taxes shall not include any penalties or interest for Landlord's failure to comnIv with the obligation for the payment thereof.

        b. The cost (without markup or profit to Landlord) of electricity (up to three and one-half (3 1/2) watts per square foot of Rentable Area in the Building), gas, water, sewer, power, heating, lighting, air conditioning, ventilating and all similar services, which are or will be consumed by the Building, but excluding special requirements of individual tenants above those general requirements set forth in Section 3.2 and Exhibit H, whether or not Landlord is being or has the right to be separately reimbursed therefor. Any use of electricity by Tenant in excess of three and one-half (3 1/2) watts per square foot of Rentable Area and, except as otherwise provided in this Lease, any use of HVAC by Tenant outside Normal Business Hours shall be considered as special requirements of Tenant which are excluded from Expenses and separately billed to Tenant;

        c. All wages, salaries, benefits, fees and other costs, including, without limitation, uniforms, payroll and social security taxes, and insurance directly borne by Landlord (or on its behalf) for all of its employees from time to time located at the Building or the Project and engaged in the management, operation, repair, replacement (other than capital replacement), maintenance and supervision of the Building;

        d. All supplies, materials, noncapital tools and equipment used in the management, operation, repair, replacement (other than capital replacement), cleaning, painting, maintenance and supervision of the Building;

        e. All commercially reasonable maintenance and service agreements on equipment in the Building, including, without limitation, alarm service and elevator maintenance;

        f. To the extent required of Landlord under Article V hereof, all premiums for hazard insurance (including, without limitation, premiums for fire and extended coverage and other casualty insurance), public liability insurance for the Building and such insurance identified in Article V which Landlord actually obtains, or in the event of self-insurance, would otherwise be in force. In the event NationsBank, N.A., its affiliated companies, or a successor to substantially all of its assets, as Landlord elects to self-insure, the amount which would have been paid as premiums by Landlord but for the self-insurance;

        g. All repairs, noncapital replacements and general maintenance of the Building;

        h. All commercially reasonable service or maintenance contracts with independent contractors for the operation, repair, maintenance, servicing or supervision of the Building not included under subparagraph e. of this definition of Expenses;

        i. All janitorial services for the Building other than those of any retail tenant in the Building; provided, however, special janitorial services for other tenants above the Building's standard janitorial services as set forth in Exhibit C shall not be included herein;

        j. The proportionate, amortized cost of any capital improvements to the Building or the Common Areas (which are classified as capital expenditures under generally accepted accounting principles consistently applied) which (i) are made for the purpose of reducing operating expenses if, in the reasonable expectation of the Landlord, the anticipated savings over the amortization period will equal or exceed the cost on an amortized basis; or (ii) are mandated by Governmental Authority under any law or regulation relating to life safety systems that was not applicable to the Building as of the Commencement Date; provided, however, if any portion of the cost of capital improvements for life safety systems results from the inadequacy of life safety systems required by any Governmental Authority under any law or regulation that was in effect as of the date of Certificate of Occupancy for the Building, such portion of the capital expenditure shall not be included in Expenses; and provided further, that the requirement to comply with any such law or regulation is not necessitated by any request or application for any permit, license, approval, variance or authorization from any such Governmental Authority; and provided further, Expenses shall not include the costs of compliance with The Americans With Disabilities Act Of 1990 (the "ADA"), and any rules and regulations promulgated thereto and currently in effect to the extent such act and rules and regulations affect the Building and the Common Areas but excluding any improvements within the Premises designed or constructed by Tenant, its agents or contractors. This cost shall be amortized over the useful or economic life of the capital improvements as determined in accordance with generally accepted accounting principles consistently applied, together with interest on the unamortized balance at the lower of (1) the actual rate incurred by Landlord;
or (2) the Contract Rate at the time the expense is incurred;

        k. All reasonable management fees incurred by Landlord, which shall be comparable to management fees customarily incurred by landlords of Comparable Space;

        l. All reasonable legal, accounting and other professional fees, professional trade association memberships dues for the Building personnel, including managers and organizers; costs and other expenses for the Building incurred by Landlord in the ordinary course of the management, operation, maintenance and promotion of an office building containing Comparable Space;

        m. All reasonable fees incurred in the performance of any audit or review of expenses and the computation and proration thereof undertaken by Landlord; provided, however, any such audits or reviews conducted in excess of one such audit or review annually shall not be included in Expenses;

        n. For purposes only of determining Expenses and the Base Expense Rate, all additional expenses (the "Variable Operating Costs") which Landlord reasonably determines Landlord would have incurred had the Building been ninety-five percent (95%) leased and occupied with all tenant improvements constructed, and without regard to any abatements, curtailments or reductions in any form of rent allowed under any lease of any portion of the Building, for purposes of determining operating expenses or fees related to Building management; provided, however, that (i) Variable Operating Costs shall specifically include, but shall not be limited to, Landlord's direct costs in supplying gas, electricity, heating, ventilating, air conditioning, water, and any other utilities, waste disposal, supervision and janitorial services to the Building, all of which vary based upon occupancy; (ii) no adjustment under this subparagraph n. shall result in profit to Landlord and no cost allocable to construction of any portion of the Common Areas and construction of any portion of the Building shall be included in determining Variable Operating Costs; and
(iii) such costs shall specifically include all costs which Landlord would have incurred but for the existence of warranties on any portion of the Project, including, without limitation, any equipment or machinery used therein.

        In addition to any items excluded from Expenses as set forth above, the following items (collectively, "Exclusions") also shall be excluded from
Expenses: (1) expenses for any capital improvements except as provided elsewhere herein; (2) expenses incurred in leasing space or procuring new tenants (e.g., lease commissions, advertising expenses, marketing studies, advertising and promotional funds (except as permitted elsewhere herein) and expenses of preparing, upfitting or renovating space for new tenants); (3) legal or accounting expenses in negotiating or enforcing the terms of any space lease or related to the sale of the Building or to any ground lease related to all or any portion of the Building; (4) interest, amortization payments, late charges, fees and other charges on any mortgage or other evidence of indebtedness, whether or not secured by all or any portion of the Project except as provided in subparagraph j. above; (5) extraordinary costs arising from the use by others of the Common Areas for shows, promotions and other public or special events; (6) Landlord's !ocal, state or federal income or gross receipts taxes or gift, succession, franchise, inheritance or estate taxes; (7) wages, salaries and benefits of executives or employees above the level of Senior Building Manager of the Building; (8) costs incurred by Landlord for repairs or other work caused by fire, windstorm or other casualty for which Landlord is required to maintain insurance pursuant to this Lease, except costs incurred by Landlord in restoring the Building in accordance with this Lease resulting from commercially reasonable deductibles as provided in Article V; (9) the costs of contract services provided by Landlord or its subsidiaries or affiliates, together with overhead and profit increments paid to subsidiaries or affiliates of Landlord for services on or to the Project, to the extent the costs, overhead or profit related to such services to the Project exceeds the costs of such services rendered on a competitive basis for Comparable Space by unaffiliated parties of similar skill, competence and experience who are capable of providing such services; (10) any rental or other payments due under any ground or underlying lease or leases; (11) any syndication, financing or refinancing costs and expenses (including interest on debt or amortization payments on debt) incurred in connection with any mortgage or mortgages or any other debt instrument encumbering all or any portion of the Project; (12) depreciation and amortization, except as otherwise expressly provided in subparagraph j. of this definition of Expenses; (13) rentals and other related operating expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except: (a) to the extent capital costs are permitted to be included in Expenses pursuant to subparagraph
j. of the definition of Expenses, and (b) temporary rentals and related expenses for a reasonable period to keep permanent systems in operation while Landlord procures necessary repairs; (14) costs of initially constructing the base Building work and the Common Areas of the Project; (15) costs of correcting any defects in (a) the base Building work, (b) any tenant improvements, (c) Common Areas and (d) other improvements installed by Landlord, Tenant's contractor or Landlord's contractor; (16) except for necessary repair and maintenance expenses of the Common Areas that are expressly included as Expenses herein, costs incurred in renovating or otherwise altering, improving, decorating or redecorating space in the Common Areas, or incurred in renovating or otherwise altering, improving, decorating or redecorating vacant rentable space; (17) any bad debts loss, rent loss or reserves for bad debts or rent loss; (18) costs associated with the operation of the business of the legal entity which constitutes Landlord or of persons or entities which constitute or are affiliated with Landlord or its partners, as such costs are separate and apart from costs associated with the operation of the Building, including legal entity formation, internal entity accounting and internal legal matters; (19) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project or incurred by negotiating or enforcing any lease at the Project or attorneys' fees awarded to any tenant pursuant to any lease, or incurred as a result of Landlord's negligence, misconduct or failure to maintain any insurance required of Landlord under this Lease or any other lease; (20) costs of repair, abatement, removal or clean-up of any Hazardous Materials under laws in effect as of the date of this Lease; (21) any costs or expenses that are incurred directly or indirectly with respect to Landlord's indemnity obligations under this Lease or any other lease related to the Project; (22) expenses for which Landlord has received a credit, refund or rebate from any party; and (23) unless Tenant consents in writing (which consent will not be withheld if such management results in cost savings to Tenant), management fees and all other costs associated with any building within the Project other than the Building.

        In addition to the Exclusions set forth above, Expenses shall be reduced by the amount of any insurance reimbursement and other reimbursement, recoupment, payment, discount, credit, reduction, allowance or the like not enumerated above but received by Landlord in connection with such Expenses that are allocable to any Expenses payable in whole or in part by Tenant.

        The  following  matters  shall be taken into  account  when  determining
Expenses: (1 ) The Parking Garage will be economically and operationally independent from the remainder of the Project, although there will be cross-easements for construction, for operation and repair of utilities, for access and for other purposes between each part of the Project and the Parking Garage; (2) any Expenses associated with usage of the Parking Garage or the Common Areas by any third party, including but not limited to the owners, managers, employees, tenants, contractors, agents, or visitors of or to any Third Party Development, will be borne by such third party; (3) any Expenses associated with the joint use of the Common Areas or the Parking Garage by the owners, managers, employees, tenants, contractors, agents or visitors of or to the Project, on the one hand, and the owners, managers, employees, tenants, contractors, agents or visitors of or to any Third Party Development, on the other hand, will be shared ratably between the Project and such Third Party Development (the portion of such Expenses attributable to the Project being considered to be "Expenses" for all purposes hereunder, including, without limitation, allocation thereof to the tenants of the Project); (4) the Building, Parking Garage and, to the extent applicable, various Third Party Developments, may or will share the Building's central plant, but each such area will be separately metered or submetered and the tenant in each such area shall be solely responsible for its pro rata costs of utilities (including chilled water) which it uses; (5) third parties, including; without limitation, Third Party Developments, will be charged for any usage of the Building which creates incremental costs attributable to such usage by such third parties. Each of the Third Party Developments otherwise is created as a separate entity which, except for the obligation to pay costs as set forth in the preceding sentence, has no obligation to share any costs related to the Expenses of the Building and, conversely, no tenant of the Building shall have any obligation to pay any expenses of any Third Party Development except as otherwise provided herein; (6) the outdoor plazas will be operated as integral portions of the Building; (7) retail tenants in the Building shall be responsible for the costs of cleaning and maintaining their space and other costs directly related to or arising out of use of the retail areas of the Building after Normal Business Hours or attributable to services in excess of those provided to office tenants (except as otherwise provided herein) or attributable to any janitorial or related services associated with the sale or consumption of food or other food handling activities in the Building during Normal Business Hours; and (8) total Expenses will be reduced by payments towards Expenses (as set forth in item (5) above) that are or should be received from other tenants or from any Third Party Development.

        Additional Rent and Expenses shall be determined on a modified cash basis consistently applied. "Modified cash basis" shall mean including all cash basis accounting transactions for the year as they relate to Expenses and modifying those balances to include twelve (12) months of activity. Modified cash basis accounting differs from accrual basis accounting in that it attempts to account for one (i) year's activity as opposed to analyzing exact work dates and invoice dates to determine inclusion in a given year.

        Final Documents. As defined in Exhibit B.

        Force Majeure. As defined in Section 8.1.

        Governmental Authoritv. The government of the United States of America, the State of North Carolina and any political subdivision thereof, or any local, state or national public authority, agency, department, commission, board, bureau or instrumentality with authority over the Building or the Project. With respect to matters pertaining to insurance, boards of fire underwritefs shall be a Governmental Authority to the extent they have power to impose conditions on the issuance of policies or the coverage thereof.

        Hazardous Materials. Polychlorinated biphenyls, petroleum and any fraction thereof, radioactive materials, urea formaldehyde, asbestos, and any waste, pollutant, contaminate, chemical compound, substance or material defined or regulated as "hazardous" "extremely hazardous" or "toxic" under any
Environmental Law or by any federal, state, or local governmental agency or authority.

        Holidays. New Year's Day, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        HVAC. As defined in Exhibit H.

        IJL Financial Center. The name by which the Project will become known on the of execution of this Lease.

        Landlord. NationsBank, National Association, a national banking association.

        Landlord's Work. Those items of Building and Premises construction which are landlord's responsibility to complete in accordance with Exhibit B, Schedule 1.

        Lease. As defined on Page 1.

        Master Lease. As of the Commencement Date of this Lease, a special purpose entity has been formed to own the Building and the entire Building is subject to a lease between the special purpose entity and Landlord, said lease being deemed the "Master Lease" for purposes hereunder.

        Minor Sublet. Any sublease(s) of any portion(s) of the Premises which do not exceed (a) as to any such sublease, including all extension and renewal options, the lesser of (i) a term of five (5) years and zero (0) months, or (ii) the remaining term of the Lease including any extension options which Tenant has actually exercised; and (b) as to all subleases then in effect for any portion of the Premises, an aggregate rentable area of twenty three thousand, seven hundred sixty-three (23,763) square feet.

        NationsBank Corporate Center. The sixty (60) story office tower located on the northeastern corner of North Tryon Street and East Trade Street, having an address of 100 North Tryon Street, Charlotte, North Carolina.

        Normal Business Hours. As defined in Exhibit H. Owner. That entity which owns the Building as of the Commencement Date of this

        Parkinq Garage. The parking areas associated with the Project on the Block, including, without limitation, any walkway connecting the Parking Garage to the Building, stairways, elevators and mechanical systems. The Parking Garage and the Building may be owned or managed separately.

        Parking Rights and Charges. If Tenant is granted any rights to parking in the Parking Garage, such rights and all charges to Tenant for same are described in Exhibit I attached hereto and incorporated herein by this reference.

        Premises. That portion of the Building shown or described in Exhibit A and further designated in Section 1.1.1 together with any changes made thereto in accordance with this Lease.

        Project. The mixed use development owned and constructed by Landlord and others on the Block in the City of Charlotte, North Carolina. The Project includes the Building, the Common Areas, the Parking Garage, exterior plazas, walkways and additional land for undesignated development.

Projected Expense Rate. As defined in Section 2.5.

        Ready for  Occupancy.  The  condition of the  Premises,  as set forth in
Section 2.1.1 hereof, upon completion of so much of Landlord's Work as is reasonably necessary for Tenant to commence construction in the Premises. The Premises may be deemed Ready for Occupancy prior to substantial completion of Landlord's Work, defined in Section 2.1.1 herein and Exhibit B, Schedule 1.

        Rent. The Base Rent payable under Section 2.3 as adjusted by the Base Rent Adjustment set forth in Section 2.4 plus all Additional Rent described in
Section 2.5, parking
charges, if any, described in Exhibit I, and any and all other sums owed by Tenant to Landlord under this Lease.

        Rentable Area. The rentable portion of any leasable premises in the Building expressed in square feet or fractions thereof, whether or not such premises are to be used for office, retail or service-related uses.

        Reserved Parking. As defined in Exhibit I.

        Rentable Area in the Building. The aggregate Rentable Area in the Building irrespective of the designated use of such Rentable Area for office, retail or service related uses. Landlord and Tenant agree that the Rentable Area in the Building is stipulated to be six hundred and sixty-nine thousand, four hundred ninety-four (669,494) square feet.

        ROFO Space. As defined in Exhibit F.

        Rules and Regulations. Attached as Exhibit D.

        Standard Buildinq Capacity. As defined in Exhibit H.

        Supporting Documents. As defined in Exhibit B.

        Tenant. As defined on Page 1.

        Tenant Affiliate. Any entity owned or controlled by Tenant constituting at a minimum a majority of the ownership interests in such entity. "Owned or controlled by" shall mean ownership of more than a fifty percent (50%) interest in such entity.

        Tenant Improvement Allowance. As set forth in Exhibit E and Exhibit F.

        Tenant's Plans. As defined in Exhibit B.

        Tenant's Work. Those items of Premises construction which are Tenant's respon to complete in accordance with Exhibit B, Schedule 2.

        Term. As set forth in Section 2.1.2.

        Third Party Development. Any office, retail or condominium development (other than the Building and the Parking Garage) which may be located from time to time on the Block, whether or not owned by Landlord.

        Variable Operating Costs. As defined in subparagraph n. of the definition of Expenses.

        Year, Calendar Year, Lease Year. A year shall be any period of 365/366 consecutive days. Calendar year shall mean the period from January 1 to December
31. Lease Year shall refer to each year beginning on the Commencement Date.

                                 CONSIDERATION

        In consideration of the mutual promises and agreements set forth herein, the legal sufficiency of which the panties hereto expressly acknowledge, Landlord and Tenant agree as follows:

                                       1.

                               LEASE OF PREMISES

1.1     Premises.

        1.1.1 Demise of Premises. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of and conditioned upon the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease from Landlord, the Premises more particularly described as the twentieth, twentyfirst, twenty-second, twenty-third and a portion of the twenty-fourth (20th, 21st, 22nd, 23rd and a portion of the 24th) floors of the Building as reflected on the floor plans attached hereto as Exhibit A and incorporated herein by reference.

        1.1.2 Warranty of Title. Landlord warrants and represents to Tenant that Landlord has the right, power, authority and ability to lease all of the Premises and to undertake all other obligations of Landlord set forth herein.

        1.1.3 Stipulations Regarding Rentable Area. For the purposes of this Lease the Rentable Area of the Premises is stipulated to be one hundred ten thousand, seven hundred seventy-seven 4110,777) square feet, distributed by floor as follows:

Floor                            Rentable Area

20                                 23,652
21                                 23,652
22                                 23,652
23                                 23,321
24                                 16,500

        1.2 Option To Expand. The option to expand to be granted by Landlord to this Lease shall be set forth in Exhibit E hereto.

        1.3 Right of First Offer. The right of first offer to be granted by Landlord to Tenant under this Lease shall be set forth in Exhibit F hereto.

        1.4 Delivery of Space. Subject to Landlord's obligations to deliver the Expansion Space and ROFO Space described in Exhibits E and F to Tenant with Landlord's Work therein substantially completed and to provide the applicable Tenant Improvement Allowances, Landlord shall deliver any Expansion Space and ROFO Space to Tenant in its "as is" condition and shall not be obligated to perform any demolition.

        1.5 Common Areas. Tenant, its employees and invitees shall have the non-exclusive right to use the Common Areas as constituted for general use of occupants of the Building from time to time (except for mechanical rooms and janitorial closets), such use to be in common with Landlord, other tenants of the Project and other persons and subject to the Rules and Regulations set forth in Exhibit D attached hereto and by this reference made a part hereof, as such Rules and Regulations may be amended from time to time provided such amendments are nondiscriminatory in nature. Subject to t he limitations set forth in the next sentence, Landlord reserves the right from time to time to undertake any or all of the activities described below, provided such reservation of rights shall not: (i) materially affect Tenant's use or enjoyment of or access to the Premises, the Parking Garage or Tenant's other rights under this Lease, or increase the amount of Rentable Area in the Premises; (ii) increase Tenant's Rent or proportionate share of Expenses; (iii) reduce the number of Tenant's parking privileges set forth herein; or (iv) materially, adversely affect any signage rights of Tenant expressly granted to Tenant in this Lease or the visibility of Tenant's Premises from the interior of the Building. In connection therewith, Landlord reserves the following rights: to add to, or subtract from, or change from time to time, the dimensions and location of the Common Areas, it being understood that Landlord may, at its option, add any areas located within the Block to the Common Areas; to create any additional improvements in the Common Areas or to alter or remove any improvements in the Common Areas; to convert areas previously designated by Landlord as part of the Common Areas to an area leased to one or more tenants or to designate previously leased space as part of the Common Areas provided equitable adjustments are made to the Rentable Area in the Building and the Rentable Area in the Premises; to make alterations or additions to the Building and to any other buildings or improvements within the Project; to operate and/or maintain such Common Areas in conjunction with other parties; and to construct, or permit others to construct, other buildings or improvements within the Project. Landlord is not obligated to construct or provide for Tenant any improvements outside the Building except as otherwise provided in this Lease.

                                      11.

                                   TERM; RENT
        2.1 Term.

        2.1.1 Premises Ready for Occupancy. Landlord shall proceed to construct improvements upon the Premises in substantial compliance with the "Landlord's Work" as described in Exhibit B attached hereto, with such minor variations as Landlord in its sole discretion may deem advisable, and tender the Premises to Tenant by written notice (the "Ready for Occupancy Notice"). The Premises shall be deemed to be Ready for Occupancy when Landlord tenders same to Tenant for commencement of Tenant's Work, subject to Tenant's walk-through rights described below. In no event shall the determination of the date upon which the Premises are deemed Ready for Occupancy be predicated upon the construction of any of Tenant's Work as described in Exhibit B. Upon Tenant's request, which request shall be made within five (5) days following Landlord's delivery to Tenant of the Ready for Occupancy Notice set forth above, Landlord agrees to participate in a joint walk-through and inspection of the Premises with Tenant, which inspection shall thereafter occur within five (5) days of such request. Tenant shall have an additional period of five (5) days after the inspection to provide a list of "punch-list" items to Landlord. Upon determination by Landlord's architect that the punch list items have been satisfactorily completed, Landlord shall again deliver a Ready for Occupancy notice in the manner provided above. If Landlord's and Tenant's architects cannot thereafter reach agreement as to any remaining punch list items, then Landlord and Tenant shall mutually select a third architect, licensed in the State of North Carolina, to review the punch list items and shall equally share the cost of such third architect. The determination of such third architect shall thereafter become binding upon both Landlord and Tenant. It is acknowledged and agreed that the standard to be used in determining punch list items is not whether the Premises are substantially complete, but whether Landlord's Work in the Premises has advanced to a stage that would permit Tenant's contractors to begin their work in the Premises along with Landlord's contractors. If the Premises are not Ready for Occupancy within sixty (60) days after full execution hereof, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant, nor shall the term of this Lease be affected except as provided in Section 2.1.2 hereof; provided, however, if the Premises are not Ready for Occupancy within eight (8) months following the full execution hereof, Tenant may at its option terminate this Lease by written notice to Landlord delivered within thirty (30) days following the expiration of such eight (8) month period, in which event neither party shall have any further liabilities or obligations hereunder, except the Landlord shall repay to Tenant any Security Deposit paid by Tenant. When the Premises are Ready for Occupancy, Tenant agrees to accept possession thereof and to proceed with due diligence to perform the work described as "Tenant's Work" in Exhibit B, all of such work to be performed in compliance with Exhibit B, and with all applicable governmental taws, rules, regulations and ordinances, and to install its fixtures, furniture and equipment. By failing to respond to a Ready for Occupancy notice in the manner provided and within the time period described above, or by failing to timely deliver to Landlord a punch list of incomplete or unsatisfactory items, Tenant shall be deemed to have accepted the Premises and to have acknowledged that the same fully complies with Landlord's covenants and obligations hereunder. In the event of any dispute as to work performed or required to be performed by Landlord or Tenant pursuant to Exhibit B, the certificate of Landlord's architect or engineer shall be conclusive. By initiating Tenant Work, Tenant shall be deemed to have accepted the Premises and to have acknowledged that the same fully complies with Landlord's covenants and obligations hereunder (irrespective of whether Landlord has certified to Tenant that the Premises are Ready for Occupancy). Tenant agrees to furnish to Landlord a Certificate of Occupancy from applicable local authorities on or before the Commencement Date; provided, however, Tenant's failure to do so shall not delay the Commencement Date.

        2.1.2 Commencement Date. Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease shall continue in force for a term of approximately one hundred seventeen (1 17) months, beginning on the earlier to occur of (i) March 1, 1998 or (ii) actual occupancy of the Premises by Tenant (other than for the purpose of constructing Tenant's Work) for the normal conduct of Tenant's business (the "Commencement Date") and ending November 30, 2007 (the "Term"). Tenant acknowledges that, as of the date of full execution of this Lease, (the "Delivery Date") Landlord has delivered the Premises to Tenant, subject only to the punch list items set forth in the letter from F.N. Thompson Company attached hereto as Exhibit K, which punch list items shall not delay the Commencement Date. If Tenant's Work is delayed by reason of force majeure, then the Commencement Date shall be delayed by one day for each day of such delay. A delay in the Commencement Date shall not extend the length of the initial Term but may, at Tenant's election, proportionately extend the length of the Renewal Term. Upon mutual agreement, either party will, upon request, execute and deliver a declaration specifying the Commencement Date.

        2.1.3 Election to Extend Term. By delivering written notice to Landlord not earlier than one ( 1 ) month following the Commencement Date of this Lease and not later than six months following the Commencement Date of this Lease, Tenant shall have the right to extend the Term of this Lease for an additional period of sixty-three (63) months, for a total Lease Term of approximately one hundred eighty (180) months.

        2.2 Use. The Premises are to be used and occupied by Tenant solely for general office purposes including securities brokerage and professional business offices and uses incidental thereto which are consistent with general office purposes.

        2.3 Base Rent. During the initial Term of this Lease, Tenant hereby agrees to pay to Landlord base annual rental (as specified, the "Base Rent") at the rate of $21.45 per square foot of Rentable Area in the Premises, subject to annual adjustment beginning with the first anniversary of the Commencement Date, in the manner provided in Section 2.4 and subject to any adjustments based on Additional Allowance if granted to Tenant in accordance with Exhibit B. If Tenant elects to extend the Term of this Lease to one hundred eighty (180) months as provided in Section 2.1.3 above, then the initial Base Rent shall be $20.80 per square foot of Rentable Area in the Premises subject to annual adjustment beginning with the first anniversary of the Commencement Date as provided in Section 2.4 and subject to any adjustments based on Additional Allowance, if granted to Tenant in accordance with Exhibit B. Any overpayment of Base Rent based upon Tenant's election to so extend shall be refunded by Landlord within sixty (60) days of receipt of Tenant's election notice.

        The Base Rent, and any Additional Rent then in effect shall be due and payable in twelve (12) equal monthly installments on the first day of each calendar month during the Term. Except as elsewhere provided in this Lease, Tenant agrees to pay Rent to Landlord monthly in advance without demand, reduction, abatement, counterclaim or setoff at Landlord's designated address. If the Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the Rent for such month or months shall be prorated in accordance with the actual number of days in the relevant month and the installment or installments so prorated shall be paid in advance.

        2.4 Base Rent Adjustment. The Net Base Rent shall be increased effective on each anniversary of the Commencement Date during the Term by an amount (the "Base Rent Adjustment") equal to three and one-half percent (3-1/2%) over the Net Base Rent in effect for the immediately preceding period, rounded to the nearest cent. The "Net Base Rent" for purposes of this Section 2.4 shall mean the Base Rent as adjusted on the immediately preceding adjustment date less the Actual Expense Rate for the immediately preceding calendar year. Landlord shall endeavor to provide Tenant with thirty (30) days advance notice of each Base Rent Adjustment, but Landlord shall have no obligation to notify Tenant of the Base Rent Adjustment amount, and Landlord's failure to provide such notice shall not excuse performance by Tenant.

        2.5 Additional Rent. Additional Rent shall be calculated on the basis of the 1998 calendar year as the Base Year, but Tenant's obligation to pay adjusted Additional Rent shall occur on each anniversary of the Commencement Date. Additional Rent shall be due during any year or partial year of the Lease Term, beginning with the first anniversary of the Commencement Date, during which the Actual Expense Rate is greater than the Base Expense Rate. Beginning with the first anniversary of the Commencement Date (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a statement of Landlord's reasonable estimate of the Expense Rate (calculated by dividing Landlord's reasonable estimate of Expenses for the current calendar year, by the Rentable Area in the Building) projected by Landlord for the calendar year in which such calculation occurs (the "Projected Expense Rate"). Beginning on the first anniversary of the Commencement Date, Tenant shall pay to Landlord on the first day of each month one-twelfth (1/12th) of the product of (a) the positive difference (if any) obtained by subtracting the Base Expense Rate from the Projected Expense Rate for the calendar year in which such calculation occurs, and (b) the Rentable Area in the Premises. Until Tenant has received the statement of the Projected Expense Rate from Landlord, Tenant shall pay or continue to pay Additional Rent to Landlord in the same amount (if any) as required for the last month of the prior Lease year. After Tenant receives the statement, on the next date when Base Rent is due, Tenant shall pay to Landlord, or Landlord shall credit to Tenant (whichever is appropriate), the difference between the amount paid by Tenant and the amount payable by Tenant as set forth in such statement. Not more than twice during any Lease year, Landlord may in good faith revise the Projected Expense Rate and provide Tenant with a revised statement, and thereafter Tenant shall pay Additional Rent on the basis of the revised statement. Landlord shall provide to Tenant, within one hundred fifty (150) days after the end of each Lease year a statement of the Actual Expenses, the Actual Expense Rate and the Additional Rent for such year. Landlord shall provide to Tenant upon request, an itemized statement specifying actual expenses by major category. Tenant shall pay to Landlord, within thirty (30) days after Tenant's receipt of such statement, the uncollected Additional Rent for such Lease year. If the actual Additional Rent payable by Tenant for any Lease year is less than the aggregate of the actual Additional Rent collected by Landlord for such Lease year, Landlord shall promptly refund the amount of such excess (or, at Landlord's option, apply such excess against the next ensuing payments of Rent due or to become due hereunder). Failure of Landlord to provide the statement called for hereunder shall not relieve Tenant from its obligations under this
Section 2.5 or elsewhere in this Lease.

Provided, however, that for each calendar year subsequent to the calendar year 1998, the Controllable Expenses component of Actual Expenses shall not increase by more than the (i) actual increase; or (ii) five percent (5%) in the aggregate over the Controllable Expenses component of Actual Expenses for the previous calendar year, whichever is less.

        2.6 Tenant's Audit Rights. Tenant or its duly authorized representative may, upon reasonable prior notice during regular business hours, inspect the records of expenses kept by Landlord provided such inspection is commenced within ninety (90) days after the receipt of a statement from Landlord; and is limited to the period covered by such statement, and is conducted by a "Big Five" accounting firm on a non-contingent basis. If Tenant's audit shall disclose an overpayment or an underpayment of the Actual Expenses for such period, then, unless Landlord disputes the correctness of such audit, Tenant shall pay the amount of such underpayment or shall be credited for the amount of such overpayment, as the case may be. Any such audit shall be at Tenant's expenses, provided, however, that if such audit shall disclose an overpayment by Tenant for the period covered by such statement in excess of five percent (5%), the costs of such audit shall be paid by Landlord. Landlord may dispute the results of Tenant's audit by referring the dispute to binding arbitration in accordance with the rules of a nationally recognized arbitration association within sixty (60) days after receipt of

Tenant's audit. If one party is solely successful in arbitration, the non-successful party shall bear the costs of arbitration; otherwise, such costs are to be divided equally between the parties. Each party shall bear its own attorney's fees.

        2.7 Holding Over. In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall (i) pay Landlord, within thirty (30) days after Landlord's written demand therefor, all damages caused by Tenant's holding over (including, without limitation, all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises and all losses suffered by Landlord arising out of other agreements concerning the Premises which Landlord is unable to honor, in whole or in part, as a result of Tenant's holding over) and all attorneys' fees incurred by Landlord as a result of Tenant's holding over and
(ii) pay to Landlord, for the first month's holdover, one hundred twenty-five percent (125%) of all Rent owed by Tenant to Landlord in accordance with the Lease, and thereafter, one hundred fifty percent (150%) of all Rent owed by Tenant to Landlord in accordance with the terms of this Lease. Any holding over with Landlord's written consent shall constitute a lease from month to month under all the terms and provisions of this Lease, and unless otherwise agreed in writing, either Landlord or Tenant may terminate this Lease upon at least thirty
(30) days prior written notice to the other.

        2.8 Late Charges. If at any time any Rent is not received by the fifteenth (15th) day following the date on which or period within which any monetary obligation of Tenant under this Lease becomes due (including dishonored checks), then in addition to the amount owed, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the past due obligation, except that for the first such late payment, if any, in a given calendar year, the late charge shall be One Hundred Dollars ($100.00). This provision shall not be deemed to condone the late payment of any monetary obligation, and shall not be construed as giving Tenant an option to pay late by paying the late charge. Instead, all funds are due at the times specified in this Lease without any grace period. Failure to pay shall subject Tenant to all applicable default provisions provided hereunder or by law, and Landlord's remedies shall not be abridged by claiming or collecting a late charge.

                                      III.

                                GENERAL MATTERS

        3.1 Initial Construction of the Premises. Prior to the Commencement Date, Landlord, at Landlord's sole cost and expense, shall install, furnish and perform all facilities, materials and work required for the Common Areas and the core and shell of the Building and shall provide substantial completion of Landlord's Work as described in Exhibit B, including, but not limited to, the Building standard HVAC system, sprinkler system, Building standard ceiling system and light fixtures. Subject to Landlord's obligation to provide certain allowances to or for the benefit of Tenant, Tenant's Work in the Premises shall be at Tenant's sole cost and expense and shall be provided in accordance with the provisions of Exhibit B. Except with respect to latent defects and any uncured items contained in an inspection punchlist delivered by Tenant to Landlord within forty-five (45) days following Tenant's Commencement Date. Tenant's occupancy of the Premises shall conclusively establish that the Premises are at such time in satisfactory condition, order and repair. Landlord shall be responsible for and shall rectify (i) any patent defects in the core and shell of the Building identified in writing by Tenant or Tenant's consultants within thirty (30) days of Tenant's possession of the Premises, and
(ii) any latent defects in, or deteriorations of, the core and shell of the Building upon discovery by Tenant or Landlord. Landlord agrees to commence any necessary remedial work within a reasonable time after receipt of Tenant's or Tenant's consultant's identification of defects and thereafter shall diligently pursue completion of any necessary remedial work. All delays prior to the Commencement Date resulting from such defects shall be deemed Landlord delays for the purposes of determining the Commencement Date of this Lease. With respect to latent or patent defects in the Premises or in the Building of which they form a part, Landlord's liability shall in no event extend beyond one (1) year from the date the Premises are deemed Ready for Occupancy, whether or not such defects are discovered within such one (1) year period.

        3.2 Services to Be Furnished by Landlord. During the Term Landlord shall manage the Project, operate the Building, and provide supervision, janitorial and other services substantially the same or greater in service and quality to those provided for Comparable Space. Landlord shall cause public utilities to furnish electricity and water to the Building and the Premises and shall furnish Tenant with the other services described in Exhibit H below during the Term.

        3.3 Keys. Landlord shall furnish Tenant at no cost sufficient keys for each of the Tenant's employees as of the Commencement Date, not to exceed three hundred (300) keys or access cards for entering the Building and the Premises and additional keys at a charge not to exceed Landlord's cost for each such key without markup on an order signed by Tenant. All keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's written permission. If Tenant receives Landlord's permission and installs locks requiring keys other than the keys provided by Landlord, Tenant shall immediately provide Landlord with copies of such keys. Tenant shall not make, or permit to be made, any duplicate keys except those furnished by Landlord. Landlord shall have the right to maintain master keys and pass keys to all doors to and within the Premises. Upon termination of this Lease, Tenant shall surrender to Landlord all keys related to the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, to remain in the Premises.

        3.4 Graphics. Landlord shall provide and install Tenant's name and suite numerals of the Premises in Building standard graphics at the main entrance doors to the Premises. All graphics of Tenant visible in or from public corridors or the exterior of the Premises shall be subject to Landlord's approval; provided, however, Tenant may not display any signs or graphics of Tenant visible from the exterior of the Building except as may be permitted in accordance with Section 8.3 hereof. Landlord, at Landlord's expense, will also identify Tenant in the directory located in the main lobby of the Building and on any other appropriate directory which may be part of the Project. The space to be made available to Tenant in such directories shall be reasonably proportionate to the space allotted other tenants with similar size Rentable Area in the Building.

        3.5 Repairs by Landlord. Landlord shall make all repairs necessary to maintain the Building, the Common Areas, the plumbing, HVAC and electrical systems installed or furnished by Landlord (excluding any special electrical equipment or other fixtures installed or furnished by Landlord at Tenant's request and not as part of Landlord's Work unless the maintenance and repair was necessitated by the misrepresentation, negligence or misconduct of Landlord or caused by the act, omission, accident or negligence of Landlord, its agents, employees, invitees, licensees, subtenants or contractors, in which case such maintenance or repairs shall be made at Landlord's sole cost and expense if not otherwise reimbursed to Tenant by insurance carried by Landlord or Tenant), the glass curtain walls, windows, flooring installed or furnished by Landlord, and all other structural elements of the Premises installed or furnished by Landlord. Tenant shall promptly notify Landlord of any condition which requires repair. Landlord shall undertake such repairs with due diligence within a reasonable time after written notice from Tenant that such repair is needed. In no event shall Landlord be obligated to repair any nonstructural system damage or any damage to systems not provided in base Building plans unless such damage is caused by the act, omission, accident or negligence of Landlord or its employees, agents, invitees, licensees, tenants, subtenants or contractors in such capacity. Tenant shall not be required to make structural repairs or repairs to the systems of the Building, but such repairs shall be made by Landlord, and the costs of such repairs shall be Expenses to the extent permitted in this Lease, unless the repairs were necessitated by the act, omission, accident, negligence or misconduct of Tenant or its employees, agents, invitees, licensees, subtenants or contractors, in which case such repairs shall be at Tenant's sole cost and expense. Tenant shall not be required to maintain or repair Building standard finishes within restrooms, drinking fountains and other Building systems, all of which shall be maintained by Landlord and the cost thereof shall be included in Expenses to the extent permitted in this Lease. Any special leasehold improvements may, at Tenant's written request and at Landlord's option, be maintained by Landlord at Tenant's expense which shall be an amount equal to Landlord's actual cost plus an additional charge of fifteen percent (15%) of such cost. Notwithstanding the provisions of this
Section 3.5 to the contrary, Landlord shall, at Landlord's sole cost and expense and not as part of Expenses, repair any defects in the construction of the (i) base Building work or any Tenant's Work installed by Landlord, or Landlord's contractor, which are discovered by Tenant and communicated in writing by Tenant to Landlord within the time period specified in Section 3.1 above, and (ii) the base Building work and Tenant's Work installed by Landlord or Landlord's contractor necessitated by the failure of Landlord or Landlord's contractor to comply with the Building plans and Tenant's Plans for such work and all codes, legal requirements and other applicable laws in effect at the time of construction of the base Building work and Tenant's Work. If, within a reasonable time after discovery, Tenant notifies Landlord of such defects, Landlord shall thereafter, with reasonable diligence, proceed to repair such defects to a reasonably satisfactory condition. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any maintenance, repairs, replacements, alterations or additions made by Landlord under this Lease, except as specified in paragraph 11 of Exhibit H attached hereto and incorporated herein by reference.

        3.6 Peaceful Enjoyment. Landlord warrants and represents to Tenant that Tenant shall and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof. The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth, and each party covenants as a material part of the consideration for this Lease to keep and perform each and all of the terms, covenants and conditions required to be kept and performed by it, and that this Lease is made upon the condition of such performance.

        3.7 Landlord's Additional Representations and Warranties. In addition to Landlord's other representations and warranties set forth in this Lease, Landlord hereby represents, warrants and covenants to Tenant as follows:

            (a) Landlord has full and lawful authority to enter into this Lease.

            (b) The Project has been and will be constructed in accordance with all applicable laws, codes, ordinances, rules and regulations in effect as of the time of obtaining the applicable building permits, including applicable environmental regulations. Landlord shall be responsible for correcting any violation of the foregoing, at Landlord's expense (which expense shall not be included in Expenses).

            (c) On the date of delivery of  possession of the Premises to Tenant and throughout the Term of this Lease, the Building (excluding Tenant's Work in the Premises) will be in substantial compliance with all applicable federal, state and local laws, ordinances, orders, rules, regulations and other requirements of Governmental Authorities relating to the use, condition and occupancy and the Building and all applicable rules, orders, regulations and requirements of any board of fire underwriters or insurance service office or any similar body having jurisdiction over the Building; provided, however, Landlord has informed Tenant that the Building may not comply in some immaterial respects with ADA or other applicable laws, but not to the extent which would materially impair Tenant's use and occupancy of the Premises or the health or safety of Tenant's employees or invitees.

            (d) Landlord shall maintain, repair, operate, manage and lease the Building at a standard consistent with the maintenance, repair, operation, management and leasing of Comparable Space.

                                      IV.

                         TENANT'S OCCUPANCY OF PREMISES

        4.1 Care and Surrender of the Premises.

            4.1.1 Damage; Load Capacity. Tenant shall not commit any waste or damage, or allow any waste or damage, on any portion of the Premises or the Project. Tenant also agrees that Tenant will not place upon or load any floor of the Building with a load exceeding its design capacity. Landlord certifies that the floors of the initial Premises are each designed generally to bear fifty
(50) pounds live load and fifty (50) pounds for partitions, per square foot of floor space. Tenant shall take into account such load-bearing capacities when locating all safes and heavy installations which Tenant wishes to place in the Premises, which location must be approved by Landlord. Tenant shall notify Building Manager and seek Building Manager's approval prior to any increase in load or change in location of heavy installation throughout the Term.

            4.1.2  Condition of Premises at End of Term. At the end of the Term,
by lapse of time or otherwise. Tenant shall deliver the Premises to Landlord broom clean and in good order and repair except for ordinary wear and tear and damage caused by insured casualty losses and acts of God. If Tenant does not so deliver the Premises, Landlord may restore the Premises to such condition following Tenant's surrender of possession and Tenant shall pay the cost thereof, plus an administrative fee equal to fifteen percent (15%) of the cost thereof. Unless the same are removed by Tenant prior to the end of the Term, all installations, alterations, additions and improvements, including partitions which may have been installed by either Landlord or Tenant, shall remain upon the Premises and shall become Landlord's property, all without compensation, allowance or credit. If Tenant elects to remove any alterations, additions or improvements at the expiration or termination of this Lease, Tenant shall repair all damage caused by such removal. Tenant shall be obligated to remove, at the expiration or termination of this Lease all, alterations, additions or improvements the installation of which was not consented to by Landlord. Tenant's movable office equipment, furniture, furnishings and artwork shall remain Tenant's property, and Tenant shall have the right prior to the end of the Term to remove the same, if no uncured event of default then exists. Tenant's goods, effects, personal property, business and trade fixtures, machinery and equipment not removed at the end of the Term (or within one (1) week after entry of a final unappealable order of possession of the Premises to Landlord by a court of competent jurisdiction, and provided that during such time Landlord has not hindered or impeded Tenant's efforts to remove such property from the Premises by reason of Tenant's default) shall be considered abandoned, and Landlord may dispose of the same in such commercially reasonable manner as Landlord deems expedient after ten (10) days' prior written notice to Tenant.

        4.2 Legal Use and Violation of Insurance Coverage. Tenant shall comply with all applicable laws, ordinances, orders, rules and regulations of any Governmental Authority relating to the use, condition or occupancy of the Premises. However, Landlord agrees that substantial compliance by Tenant shall be sufficient for the purposes of Landlord's enforcement of this paragraph, but only to the extent that failure to strictly comply does not adversely affect Tenant's occupancy of the Premises, does not increase Landlord's insurance premiums, will not have an impact on Landlord's Work, building systems, aesthetics, Landlord's compliance with other Tenant leases or Landlord's compliance with applicable laws. The foregoing exception shall in no event excuse performance by Tenant as required by any applicable governmental regulation or relieve Tenant of the obligation to maintain the Premises in first class condition and in a safe manner. Landlord shall cause the original construction of

Landlord's Work in the Premises to comply with all applicable laws, ordinances, rules and regulations of any Governmental Authority as the same may be amended from time to time to the extent necessary to permit Tenant to enjoy all rights and privileges hereunder. Landlord shall comply with all applicable laws, ordinances, rules and regulations of any Governmental Authority relating to the construction, ownership, leasing and management of the Building; provided, however, Tenant agrees that the scope of Landlord's compliance with laws, ordinances, orders, rules and regulations of any Governmental Authority applicable to construction of the Building is limited to those in effect when approvals, permits and licenses for construction of the Building were obtained or issued or to the extent needed to not materially impair Tenant's use and occupancy of the Premises or the health or safety of Tenant's employees or invitees. Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire. Tenant shall not permit anything to be done in the Premises which would increase the rate of fire insurance coverage on the Building.

        4.3 Hazardous Materials.

            4.3.1 No Storage. For the purposes of this Section 4.3, "Premises" shall include the Premises and all space over which Tenant has the right to exclusive use and control. Except for general office and cleaning supplies typically used in the ordinary course of Tenant's business, without Landlord's prior written consent, Tenant shall not knowingly use, release, generate, store or dispose of on, under or about the Project or transport to or from the same any Hazardous Materials or permit or allow any third party to do so.

            4.3.2 Compliance; Citation. All of Tenant's activities on the Project shall comply with Environmental Laws. As soon as practical after receipt of same, Tenant shall furnish Landlord with a copy of any and all citations, orders, notices, reports, subpoenas or requests concerning or having an impact on the environmental condition of the Premises from any federal, state or local governmental authority and a copy of any and all information, documents or reports submitted to any Governmental Authority by or on behalf of Tenant regarding the environmental condition of the Premises. Tenant shall provide Landlord with written notice of any environmental condition affecting the Premises which must be reported to any Governmental Authority no later than twenty-four (24) hours after occurrence of the event which triggers the reporting obligation.

        4.4 Nuisance. Tenant shall conduct its business and shall use its best efforts to control its officers, managers, agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with any other tenant of the Building or with Landlord in its operation of the Project.

        4.5 Rules of the Building. Tenant and its officers, managers, employees, agents, visitors, contractors, assigns and licensees shall comply with the Rules and Regulations of the Project attached as Exhibit D, as the same may be reasonably amended from time to time. Landlord shall use reasonable efforts to enforce all Rules and Regulations uniformly against all Building tenants.

        4.6 Repairs by Tenant. At Tenant's own cost and expense, Tenant shall repair or replace any damage or injury done to the Project or any part thereof caused by Tenant or its contractors, subcontractors, officers, managers, agents, employees, invitees or visitors (other than Landlord or its contractors, subcontractors, agents, employees, invitees or visitors) to the extent such damage or injury is not covered by insurance. If Tenant has not undertaken such repairs or otherwise diligently pursued all actions preparatory to such repairs within thirty (30) days after notice from Landlord of Tenant's obligation to do so or if Tenant is not diligently pursuing completion of any repair undertaken within the thirty (30) day period, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay to Landlord the cost thereof, plus an administrative cost of fifteen percent (15%) to Landlord on demand.

        4.7 Alterations, Additions, Improvements.

            4.7.1 Right to Make Alterations. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, except for Tenant's Work as described in Exhibit D and the installation of unattached, moveable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises, and any other work which does not exceed a cost of $20,000.00 per job or an aggregate cost of $20,000.00 in any twelve (12) month period and which does not impact the Building exterior, structural components, Building equipment or systems, alter the appearance of the Premises as seen from the Building or elevator lobby, or significantly impact the appearance of any public areas within the Premises. Any Work which is divided into more than one phase for the purposes of avoiding the $20,000.00 limit herein specified shall be deemed to be aggregated with the other phases, regardless of the time period which separates the phases. In each instance where Landlord's approval is required hereunder, Tenant shall reimburse Landlord for all reasonable out of pocket costs and expenses incurred by Landlord in engaging third parties to conduct such review or any portion thereof, regardless of whether the request is approved, in accordance with
Section 4.7.3. As further specified in Article 20 below, Tenant is hereby prohibited from creating or placing, or allowing to be created or placed, any lien or encumbrance upon the Premises or the Building as a result of any alterations, additions, improvements, equipment and/or fixtures which may be made or installed upon the Premises. Landlord shall respond to any written request by Tenant for consent pursuant to this paragraph within seven (7) days of receipt. Landlord's failure to respond to such request within seven (7) days shall not be deemed consent. However, if Landlord fails to respond within such seven (7) day period, Tenant may send a second written request to Landlord, and Landlord's failure to respond within three (3) days of any such second request delivered in accordance with Section 8.4 hereof shall be deemed consent if and only if the second request does not propose any new items (i.e., items not already presented or not as presented in the first request.)

            4.7.2 Agreements; Permits. Tenant shall enter into an agreement for the performance of such approved Alterations with such contractors and subcontractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed. Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense, all necessary governmental permits and approvals for the commencement and completion of such Alterations and Tenant shall provide true copies of same to Landlord prior to commencement of such Alterations.

            4.7.3 Review by Landlord; Completion. If any Alterations require Landlord's approval, Tenant shall pay to Landlord, as additional Rent, the reasonable actual costs incurred by Landlord if third party consultants are retained to review Tenant's plans. Such payment shall be made within thirty (30) days after Tenant's receipt of invoices from Landlord, or at Landlord's option, prior to the commencement of the Alteration. All Alterations shall be performed:
(i) in accordance with the approved plans,  specifications and working drawings;
(ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, ordinances, rules and regulations of all Governmental Authorities; and
(iv) in such a manner so as not to materially interfere with the use or occupancy of the Building by any other tenant in the Building or its employees or invitees, nor impose any additional expenses upon, nor delay Landlord in, the maintenance and operation of the Building, nor endanger the health or safety of any party in the Building.

            4.7.4 Compliance With Laws. All work and materials installed in the Premises by Tenant or at Tenant's request shall comply with all Rules and Regulations of the Project, all insurance requirements, and with all laws, ordinances, rules and regulations of all Governmental Authorities. Tenant agrees to hold Landlord forever harmless from any and all claims and liabilities of every kind and description which may arise out of or be connected in any way with Alterations to the extent such claims and liabilities are not covered by insurance, including Landlord's attorneys fees.

            4.7.5 Insurance Requirements. In the event Tenant shall employ any contractor to do any work in the Premises, Tenant shall provide Landlord with certificates naming Landlord and such other parties as Landlord may designate as additional insured(s) under policies of builder's risk and general liability insurance in amounts and with insurers reasonably satisfactory to Landlord. Tenant shall also provide evidence of satisfactory worker's compensation coverage in accordance with statutory requirements.

            4.7.6 Lien Waivers; Liens. Upon completion of such Alterations, Tenant shall arrange to have its contractor deliver to Landlord a lien waiver sufficient to assure Landlord that no statutory lien could be filed against the Building relating to such Alterations. Notwithstanding the foregoing, if any statutory lien shall be filed against the Premises or the Project purporting to be for labor or materials furnished or to be furnished at the request of Tenant, then Tenant shall at its expense cause such lien to be discharged by payment, by posting of a cash or surety bond reasonably satisfactory to Landlord or by other assurances reasonably satisfactory to Landlord, within fifteen (15) days after Tenant's receipt of actual notice of the filing thereof. If Tenant shall fail to take such action within such fifteen (15) day period, upon written notice to Tenant, Landlord may cause such lien to be discharged by payment, bond or otherwise. Tenant shall indemnify and hold harmless Landlord against any and all claims, costs, damages, liabilities and expenses (including attorneys' fees) incurred by Landlord by reason of any such lien or its discharge, and all such sums properly paid by Landlord as permitted in this Section 4.7 shall be deemed to be Additional Rent due and payable upon demand. No part of this Lease shall be deemed or construed in any way as constituting the consent of or request by Landlord to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials to the Premises or the Project, or any part thereof, or against the estates of Landlord or Tenant.

        4.8 Entry for Repairs and Inspection. Tenant shall permit Landlord or Landlord's agents or representatives to enter into and upon any part of the Premises at all reasonable hours without notice (oral or written) to Tenant to inspect same, make repairs, alterations or additions thereto in accordance with the terms of this Lease or to exhibit the Premises (a) upon reasonable advance notice, to prospective tenants during the last six (6) months of the Lease Term; or (b) upon reasonable advance notice, to prospective purchasers or to others, or for other reasonable purposes. If Landlord's access is for the purposes of exhibiting the Premises to prospective tenants or purchasers, Landlord shall provide Tenant with the opportunity to accompany Landlord's agents during such exhibition. In the event of emergencies, Landlord shall use commercially reasonable efforts to provide Tenant notice (oral or written) thereof prior to entering the Premises. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any abatement or reduction of Rent or any other sums due under this Lease by reason of such access afforded to Landlord. if representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord, its employees, contractors and agents may enter by means of a master key or key card (or forcibly in the event of an emergency) without such entry constituting an eviction of Tenant or termination of this Lease.

        4.9 Assignment or Sublease.

            4.9.1 Rights of Assignment and Sublease. Except with respect to an assignment to a Tenant Affiliate as hereinafter provided, which shall not require Landlord's consent, and except with prior written notice of at least ten
(10) business days and the written consent of Landlord, which consent Landlord shall not unreasonably or arbitrarily withhold, condition or delay, Tenant shall not voluntarily (i) assign or in any manner transfer this Lease or any estate or interest therein, (ii) permit any assignment of this Lease or any estate or interest therein by operation of law or otherwise, (iii) sublet the Premises or any part thereof, (iv) grant any license, concession or other right of occupancy of any portion of the Premises other than for services which are incidental to office work (e.g., copying, vending machines, etc.), or (v) permit the use of the Premises by any parties other than Tenant, its managers, agents, employees, officers, licensees or invitees. If Tenant is a corporation, then any transfer of the Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding on the date of this Lease shall not constitute an assignment for purposes of this Section 4.9. If Tenant is a general or limited partnership, the transfer of any partnership interest, or a change in the constitution of the partnership by death, withdrawal or retirement of a partner, or interests constituting a majority or the reallocation of partnership interests, in each case provided that the partnership remains in existence, shall not constitute an assignment for the purposes of this Section 4.9. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises. Consent by Landlord to one or more assignments or sublettings shall not be a waiver of Landlord's rights as to any subsequent assignments and sublettings. Assignment of this Lease or subletting of all or any part of the Premises to an affiliate or subsidiary of Tenant (a "Tenant Affiliate") will require that at least ten (10) business days notice, as hereinafter described, be given to Landlord, but consent or approval of Landlord shall not be required.

            4.9.2 Matters Affecting Transfer. Any approved transfer shall be expressly subject to the terms and conditions of this Lease. In the event of an assignment or subletting, Tenant and any guarantors under this Lease shall remain fully responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease and any guaranty delivered under this Lease shall remain in effect. If an event of default occurs following any approved transfer, Landlord, in addition to any other available remedies, may collect directly from Tenant's assignee or sublessee all rents becoming due to Tenant and apply such amount against any sums due to Landlord by Tenant. Tenant authorizes and directs any assignee or sublessee to pay rent directly to Landlord upon receipt of notice of default from Landlord. No direct collection by Landlord from any assignee or sublessee shall constitute a novation or a release of Tenant or any guarantor from the further performance of its remaining obligations under this Lease, nor shall receipt by Landlord of Rent from any assignee, sublessee or occupant of the Premises be a waiver of the covenant in this Lease prohibiting assignment and subletting. If such default occurs as set forth in this Section 4.9.2, Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft or other instrument payable to Tenant evidencing payment of Rent, or any part thereof, and to receive and apply the proceeds as provided above.

            4.9.3 Consent to Assignment or Sublease. If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements, if any, available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease or in other leases of space served by the same elevator bank in the Building as the Premises, violation of such restrictions by the proposed assignee or sublessee constituting absolute grounds for Landlord's denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)), and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within fifteen (15) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment in writing. Landlord's failure to notify Tenant within such fifteen (15) day period shall be deemed a denial of such proposal. In the event of (a) any proposed assignment; (b) any proposed sublease to an existing tenant of the Building; or (c) any proposed sublease which is not a Minor Sublet as defined in this Lease, Landlord, at its option and at its sole discretion, shall have the right to cancel this Lease in the event of an assignment or sublease of the entire Premises or to terminate this Lease with respect to that portion of the Premises proposed for subletting, if less than the entire Premises, and to lease the Premises or any portion of the Premises to be assigned or sublet to the proposed assignee or sublessee under the terms of its existing lease with Landlord. Provided, however, that prior to exercising its right to terminate, Landlord shall provide Tenant with ten (10) days prior written notice of its intent to so terminate and Tenant shall have the right and opportunity to avoid termination by withdrawing its request within such ten (10) day period. Landlord reserves the right to withhold consent to any proposed assignment or sublease to any third party other than a Tenant Affiliate or a Minor Sublet if the creditworthiness of such third party is not comparable to Tenant's creditworthiness at the time this Lease was executed.

            4.9.4 Additional Limitations Relative to Assignment and Subletting. Notwithstanding anything in this Lease to the contrary Tenant further agrees that any assignment or sublet shall be subject to the following additional limitations: (i) in no event may Tenant assign this Lease or sublet all or any portion of the Premises to an existing tenant of the Building or of the NationsBank Corporate Center, or any subtenant or assignee of such existing tenant; (ii) in no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written proposal within the immediately preceding six (6) months period regarding a lease of space in the Building or in the NationsBank Corporate Center; and (iii) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet the space; and all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior approval in writing by Landlord, such approval not to be unreasonably withheld or delayed. Said public advertisements shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises, or on the glass or any window or door of the Premises, or in the interior of the Premises if it is visible from the exterior.

            4.9.5 Effect of Assignment or Sublease. If Landlord consents to any subletting by Tenant and subsequently any rents received by Tenant under such sublease are in excess of the Rent payable by Tenant under this Lease, or any additional consideration is paid to Tenant by the assignee under the assignment, then Landlord shall be entitled to retain such excess, less the cost to Tenant, amortized without interest over the primary term of the sublease (which term shall not exceed the primary term of the Lease.) Cost to Tenant as referenced in the immediately preceding sentence shall include only the reasonable, actual cost of subtenant upfit and brokerage commissions incurred by Tenant. Landlord shall be entitled to receive copies of paid invoices supporting such costs and to demand a full accounting.

            4.9.6 Assumption by Assignee.  Each permitted assignee shall assume, and be deemed to have assumed, this Lease and be and remain liable jointly and severally with Tenant for all payments and for the due performance of all its terms, covenants and conditions. No approved assignment shall be binding upon
Landlord unless Landlord shall receive an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release it from its liability as set forth herein. Tenant agrees to pay Landlord's reasonable counsel fees not to exceed One Thousand and No/100 Dollars ($1,000) per sublease or assignment in connection with the review and approval of any proposed assignment or subletting. In the event that the proposed assignee or sublessee is an existing tenant of the Building, Landlord, at its option and its sole discretion, shall have the right to cancel this Lease and lease the Premises or any portion of the Premises to be assigned or sublet to the proposed assignee or sublessee under the terms of its existing lease with Landlord.

            4.9.7 Termination of Rights. Except with respect to (a) an assignment or a sublet to a Tenant Affiliate as provided in Section 4.9.1; or to
(b) an entity resulting from merger or acquisition of Tenant, but only if the resulting entity shall have equal or greater financial strength as Tenant has on the date of execution of this Lease, all expansion rights, rights of first refusal, and renewal options, if any, granted to Tenant under this Lease and all building naming rights of Tenant pursuant to Section 8.3, shall terminate effective immediately upon assignment or sublet of this Lease or any portion thereof, except for a Minor Sublet.

        4.10 Subordination to Mortgage. Within a reasonable time after the delivery of this Lease by Tenant to Landlord, Landlord shall provide to Tenant an executed nondisturbance and attornment agreement from all lenders having an interest in all or any portion of the Project as beneficiaries of any deeds of trust on record as of the date of delivery of such Lease and from NationsBank Corporation as Master Lessee. Should any such lender or beneficiary reasonably condition such nondisturbance and attornment on an amendment to any provision(s) of this Lease which do not conform to the preapproved form of Office Lease for the Building, Tenant shall cooperate fully with Landlord in providing such documentation as shall be reasonably required in order to procure the nondisturbance and attornment. Subject to the condition precedent that Landlord provide to Tenant a nondisturbance agreement in favor of Tenant from any ground lessor, mortgagee, trustee or beneficiary, and subject to the consent of the mortgagee, trustee or beneficiary under any prior mortgage or deed of trust encumbering the Building, this Lease shall be subject and subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, however, Tenant shall at Landlord's request execute and deliver promptly any appropriate certificate or instrument that Landlord may request, including the Subordination, Nondisturbance and Attornment Agreement with such changes as any mortgagee, trustee or the beneficiary under any mortgage or deed of trust encumbering the Building may reasonably request. In the event of the enforcement by the mortgagee, trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided by law or by such mortgage or deed of trust, Tenant will automatically become the tenant of the new owner under all the terms of this Lease. However, the new owner shall not be bound by (i) any payment of Rent for more than one (1) month in advance except prepayments of Expenses pursuant to any budget provided by Landlord to Tenant with respect thereto and prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any amendment or modification of this Lease made by Landlord and Tenant, which modification or amendment is made without the prior written consent of the new owner or the mortgagee, trustee or beneficiary through whom the owner derived its interest and the new owner shall not be liable for any actions, omissions or obligations of any prior landlord, including Landlord which are to be performed after the Commencement Date. Tenant shall execute and deliver any instrument or instruments confirming the attornment described above in such form as Landlord may request.

        4.11 Estoppel Certificate. Landlord and Tenant shall, at any time and from time to time, within ten (10) days following receipt of written request from the other, execute, acknowledge and deliver a written statement certifying, if true, that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which Rent has been paid, certifying whether or not, to the best knowledge of either party, there are any uncured defaults by the other or specifying such defaults if any are claimed, and certifying such other matters as may be reasonably requested. Any such statement may be relied upon by a prospective purchaser or mortgagee of all or any part of the Building or a prospective lender or acquirer of Tenant, as the case may be. Failure by either party to deliver such statement within said ten (10) day period shall constitute such party's certification that this Lease is in full force and effect and unmodified, and that there are no uncured defaults by the other.

        4.12 Defaults by Landlord.

             4.12.1 Landlord's Default. Breach of any covenant or agreement or undertaking to be performed by Landlord under this Lease shall constitute a default by Landlord hereunder. Notwithstanding the foregoing, Landlord shall not be in default hereunder with respect to: (i) any obligation of Landlord to pay money to Tenant hereunder unless Landlord has failed to pay such money to Tenant within the applicable time period specified herein, and such failure continues for a period of thirty (30) days after written notice from Tenant to Landlord; and (ii) any other obligation of Landlord under this Lease, unless Landlord fails to perform the obligation within thirty (30) days after Tenant has delivered written notice thereof to Landlord; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Said thirty (30) day period shall be extended by the period of time during which Landlord is actually prevented from performing such obligation as a result of Tenant delays or Force Majeure delays, provided that Landlord is at all times diligently prosecuting such performance to completion.

                                       V.

                                   INSURANCE

        5.1 Casualty Insurance. During the Term, Landlord shall insure the Building and the Project against loss or damage by fire, or other insurable hazards and contingencies through all risk insurance (which sometimes may be referenced in the insurance industry as special cause of loss insurance), including fire and extended coverage, in amounts, coverages and with deductibles as are commercially reasonable and as are in effect for Comparable Buildings. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may bring or obtain upon the Premises or any leasehold improvements which exceed in value, or quantity the Building standards for doors, lighting, partition walls and floor covering which Tenant may construct. If the premiums for any casualty insurance exceed the standard rates because Tenant's operations result in increased premiums, then Tenant shall, promptly upon receipt of appropriate invoices, reimburse Landlord for same. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all leasehold improvements and on all of its personal property, including removable trade fixtures, located in the Premises plus such additional insurance as may be required to meet Tenant's obligations under Section 5.2.2.

        5.2 Liability Insurance.

            5.2.1 Landlord's Obligation. During the Term, Landlord shall obtain and keep in force comprehensive general liability insurance in amounts, coverages and with deductibles as are commercially reasonable and as are in effect for Comparable Buildings (but not less than Three Million Dollars ($3,000,000.00) combined single limit for bodily injury and property damage).

            5.2.2 Tenant's Obligation. During the Term, Tenant shall procure, and shall maintain, at Tenant's sole cost and expense, general public liability insurance against claims for personal and bodily injury, death or property damage occurring upon, in or about the Premises with carriers and in amounts reasonably satisfactory to Landlord (but not less than Three Million Dollars ($3,000,000.00) combined single limit for bodily injury and property damage).

        5.3 Insurance Standards; Waiver of Subrogation.

            5.3.1 All such policies and renewals thereof as are required in Sections 5.1 through 5.2 shall name Landlord and Tenant as additional insureds. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without thirty (30) days' prior written notice to Landlord and Tenant, and (ii) that the insurance company issuing the same shall have waived any right of subrogation against Landlord or Tenant. All policies of insurance which are secured by Landlord and Tenant as required by this Lease shall include appropriate deductible amounts so that insurance premiums therefor are commercially reasonable. Before Tenant's initial entry into the Premises and thereafter at least thirty (30) days prior to the expiration dates of said policy or policies, both Landlord and Tenant shall provide each to the other copies of policies or certificates of insurance evidencing all coverages required of Landlord or Tenant or either of them by this Lease. Al1 the insurance required under this Lease shall be primary and non-contributory, issued by companies which are rated at least A/X in Best's Insurance Reports and authorized to do business in North Carolina. Insurance requirements may be reasonably increased from time to time by Landlord in order to protect its interest.

            5.3.2 Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Premises, the Building or other tangible property of Landlord or Tenant, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents, employees, invitees or contractors, if and to the extent that any such loss or damage is required by this Lease to be covered by insurance benefiting the party suffering such loss or damage or was covered by insurance pursuant to this Lease and proceeds from insurance are collectible.

        5.4 Other Tenants; Parking Garage. Landlord shall exercise commercially reasonable efforts to assure that other tenants in the Building and the operator of the Parking Garage will carry comprehensive general liability insurance at commercially reasonable levels.

        5.5 Indemnity for Insurance Coverage. Because the Landlord is required to maintain casualty insurance pursuant to this Lease, and Tenant compensates Landlord for such insurance as part of Tenant's Expenses, and because of the existence of waivers of subrogation set forth in this Lease, Landlord shall indemnify, defend and hold Tenant harmless from and against any indemnified claims resulting in or arising from any damage to any property outside of the Premises to the extent such indemnified claims are covered by such insurance, or would have been covered by such insurance had Landlord obtained the same as required by this Lease, even if resulting from the negligent acts or omissions of Tenant or Tenant's agents, contractors, employees, subtenants, invitees or licensees together with reasonable attorney's fees incurred in connection therewith. Similarly, since Tenant must carry casualty insurance pursuant to the Lease to cover its personal property within the Premises, Tenant shall indemnify, defend and hold Landlord harmless from and against any indemnified claims resulting in or arising from any damage to any property inside the Premises, to the extent such indemnified claims are covered by such insurance, or would have been covered by such insurance had Tenant obtained the same as required under this Lease, even if resulting from the negligent acts or omissions of Landlord or Landlord's agents, contractors, employees, assignees, invitees or licensees together with reasonable attorney's fees incurred in connection therewith.

        5.6 No Release. Tenant's and Landlord's indemnification obligations in this section shall survive the expiration or earlier termination of this Lease. Tenant's and Landlord's covenants, agreements and indemnity obligations in this Lease are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease.

        5.7 Casualty Damage. If the Premises shall be damaged by fire or other casualty. Tenant shall give prompt written notice to Landlord. If the Building or any part thereof or access thereto shall be so damaged or destroyed by fire or other casualty that substantial alteration or reconstruction of the Building and access thereto shall, in the good faith and reasonable determination of Landlord's Architect, be required with such repair taking longer than one hundred eighty (180) days (whether or not the Premises shall have been damaged by such casualty), or in the event any mortgagee should require that the insurance proceeds be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building, or in the event of any substantial damage to the Buildinq within the final two (2) years of the Term, Landlord may, at its option, terminate the Lease by notifying Tenant in writing within thirty (30) days after the date of such damage. In case the Premises shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in the mutual good faith and reasonable determination of Landlord's Architect, be required, Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord if Landlord (i) has not completed, (ii) cannot complete or (iii) in the opinion of Landlord's Architect, cannot reasonably be expected to complete substantially the making of any required repairs and restorations within one hundred eighty (180) days from the date of such damage or destruction. In addition, if any such damage or destruction shall occur during the last two (2) Lease Years of the Term, Tenant, at its option, may terminate this Lease by giving prior written notice to Landlord within thirty (30) days after the events specified in clauses (i),
(ii), or (iii) above occur or become determinable. Rent shall abate and be prorated as of the date such damage occurs and during any period of repair and restoration to the extent the Premises or any material part thereof are rendered unusable or access thereto is denied Tenant. If Landlord or Tenant does not thus elect to terminate this Lease, Landlord shall commence and diligently proceed to restore and repair the Building or the Project and the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty except that Landlord's obligation to restore shall not exceed the scope of Landlord's Work and the applicable Construction Allowance, both adjusted in accordance with the Construction Cost Index published by Means for the Charlotte metropolitan area, in originally constructing the Building. When the Landlord's Work with respect to such reconstruction or restoration has been completed, Landlord and Tenant shall complete the restoration of the Premises, including the reconstruction of all leasehold improvements and the restoration of Tenant's furniture and equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or repair, except that Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises or any material portion thereof are unfit for occupancy. If the casualty results from the fault or gross negligence of Tenant or any of Tenant's agents, employees or invitees, Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building to the extent such cost and expense is not covered by insurance proceeds.

        5.8 Additional Rights Regarding Restoration. If neither Tenant nor Landlord has elected or has the right to terminate this Lease pursuant to
Section 5.7 above, and if Landlord shall not have substantially repaired or restored the Project and Premises and access thereto (to the extent such items are required to be repaired pursuant to Section 5.7) within the later of: (i) the applicable time periods set forth in Section 5.7 after such damage or destruction (which time periods shall be extended by the amount of any construction delays caused by Force Majeure and/or Tenant delays); or (ii) thirty (30) days after the time period that the parties mutually estimate would be required to substantially complete such repairs pursuant to Section 5.7 above (which time periods shall be extended by the amount of any construction delays caused by Force Majeure and/or Tenant delays), then Tenant shall again have the right to terminate this Lease by delivering written notice thereof to Landlord within thirty (30) days thereafter, which termination shall be effective as of the date Landlord receives such notice. However, such termination notice shall have no force or effect if Landlord performs such substantial repairs at any time within thirty (30) days after Landlord's receipt of Tenant's termination notice. For purposes of this section, the Premises shall be deemed "substantially" repaired or restored if the only items remaining to be repaired or restored are "punch-list" items which Landlord shall promptly repair thereafter. Unless Tenant or Landlord elects to terminate this Lease pursuant to this Section 5.8, this Lease shall continue in full force and effect, except for the abatement of Rent to the extent provided in Section 5.7 in this Lease.

        5.9 Application of Insurance Proceeds. If this Lease is terminated by reason of damage or destruction! each party shall be entitled to retain the insurance proceeds awarded to such party by that party's insurer. If this Lease is not terminated by reason of any such damage or destruction, then all insurance proceeds payable by reason of damage or destruction to the Premises, Tenant's Work or Alterations or to the Project or access thereto shall be disbursed to the party making such repairs in a manner reasonably satisfactory to Landlord, Tenant, any mortgagee or beneficiary under any mortgage or deed of trust encumbering the Project, the Building, the Building or Premises for use in reconstruction of the Project, Building, Building or Premises, or access thereto. Upon completion of the repairs or reconstruction of such building, any remaining insurance proceeds shall be paid to the parties whose policies provided such proceeds. Except as otherwise expressly set forth in this Article V, Landlord's obligations to repair or reconstruct under this section shall in no event be dependent or contingent upon whether adequate insurance proceeds are made available under the policies of insurance that Landlord is required to maintain under this Lease, or when or how the damage or destruction occurs; provided, however, that any cost not covered by Landlord's or Tenant's insurance proceeds or by the insurance coverage Landlord or Tenant is obligated to maintain under this Lease shall be borne by Tenant if caused by the gross negligence or willful misconduct of Tenant.

        5.10 Self-Insurance. Notwithstanding anything herein to the contrary, so long as the Landlord is NationsBank, N.A., its affiliated entities, or a successor to substantially all the assets of NationsBank, N.A., Landlord reserves the right for itself, to self-insure against any risk required herein to be insured or otherwise assumed by Landlord.

        5.11 Other Insurance. Landlord shall obtain (i) Worker's Compensation and Employer's Liability insurance as required by law; and (ii) additional rental income insurance ("Additional Rental Income Insurance") as an endorsement to Landlord's all risk policy.

                                      VI.

                                  CONDEMNATION

        6.1 Effect of Condemnation. If the whole or substantially the whole of the Premises or access thereto should be taken for any public or quasi-public use, under any statute or by right of eminent domain or otherwise or should title to the Building or access thereto be taken or be sold by private purchase in lieu of condemnation, then this Lease shall terminate as of (i) the date when physical possession of the Premises is taken or access thereto is substantially impaired-by the condemning authority; or (ii) the date that the Premises, or access thereto is adversely affected by the taking and Tenant's use or enjoyment of the Premises is substantially impaired. If less than the whole Building or Premises is thus taken or sold, or in the event of a temporary taking of less than two hundred seventy (270) days, Landlord (whether or not the Premises are affected thereby) may not terminate this Lease but Tenant's Rent shall be abated during the period of such partial taking and Landlord shall proceed with due diligence to make all necessary repairs and alterations. If this Lease is not so terminated upon any such taking or sale, Rent shall be reduced by an equitable amount. Landlord shall restore the Building and the Premises to substantially their former condition, and except to the extent Landlord is required to insure Tenant's improvements to the Premises, such work shall not exceed the scope of Landlord's Work and the applicable Construction Allowance, both adjusted in accordance with the Construction Cost Index published by Means for the Charlotte metropolitan area, in originally constructing the Building and the Premises.

        6.2 Proceedings in Condemnation. Landlord and Tenant shall use their best commercially practicable efforts to have the court in any proceeding in connection with any taking pursuant to Section 6.1 allocate any award in the manner specified in this Section 6.2. Tenant shall have the right to participate in any such proceeding and to request that the court allocate any award in the manner specified in this Section 6.2. Landlord shall be entitled to receive the entire amount of any compensation awarded or paid upon any taking described in or governed by Section 6.1, except that Tenant shall be entitled to the following portions of such compensation or award: (i) all costs of relocating Tenant's business (severance damages) and (ii) the value of Tenant's trade fixtures taken and the portion of tenant improvements paid for by Tenant.

        6.3 Notice of Execution. Immediately upon service of process or other notice upon either party in connection with any appropriation, taking or temporary taking relating to the Project, the Building, the Premises, or access thereto, such party shall give written notice thereof to the other. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this section. Each party reserves the right to appear in any proceedings in connection with any taking or temporary taking.

                                      VII.

                                TENANT'S DEFAULT

        7.1 Default by Tenant. Each of the following events shall be deemed to be an event of default by Tenant under this Lease, if such event continues for a period of five (5) days after written notice thereof is delivered to Tenant (or such longer cure period as may be specifically permitted by the applicable subparagraph); provided, however, that no notice need be provided to Tenant if Tenant has received a notice of default or noncompliance more than twice in the immediately preceding twelve (12) month period:

            (a) If Tenant shall fail (i) to pay any installment of  Rent  or any other amount payable to Landlord hereunder as and when herein provided, (ii) to obtain the insurance coverage required hereunder or (iii) to comply with the provisions of Section 4.3 regarding Hazardous Materials.

            (b) If Tenant or any Guarantor of  Tenant's  obligations  under this
                Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

            (c) If Tenant,  Tenant's  Guarantor  or  any  permitted sublessee or assignee, shall (i) make an assignment for the benefit of creditors, (ii) file or acquiesce in a petition in any court (whether or not pursuant to any statute of the United States or of any State) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, (iii) make an application in any such proceedings for or acquiesce in the appointment of a trustee, receiver or similar officer for it or all or any portion of its property, or (iv) have been a "debtor" in any voluntary or involuntary bankruptcy proceeding on the date of execution of this Lease without having disclosed the same to Landlord in writing prior to such date.

            (d) If  any  petition   shall  be  filed  against  Tenant,  Tenant's
                Guarantor or any permitted sublessee or assignee (whether or not pursuant to any statute of the United States or any State) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and such proceedings shall not be dismissed, discontinued, or vacated within sixty (60) days after such petition is filed.

            (e) If in any  proceedings, pursuant to the application of any party other than Tenant or Tenant's Guarantor in which neither of them acquiesce, a receiver, trustee or other similar officer shall be appointed for Tenant or Tenant's Guarantor or for all or any portion of the property of either and such receivership or trusteeship shall not be set aside within sixty (60) days after such appointment.

            (f) If a receiver or Trustee  shall  be  appointed  for  all  of the
                Premises or for all or substantially all of the assets of Tenant or any Guarantor of Tenant's obligations under this Lease.

            (g) Intentionally omitted.

            (h) If  Tenant  shall  create or suffer the  creation of a lien upon the Premises in violation of the provisions of Section 4.7.6 of this Lease.

            (i) If Tenant  shall  refuse  to take  possession  of  the  Premises when  Ready for Occupancy.

            (j) If  Tenant  shall fail to  commence  promptly  Tenant's  Work in the Premises as required in Section 2.1.1 hereof, or shall fail to prosecute the same diligently to completion in accordance with such Section 2.1.1.

            (k) If Tenant shall be a  corporation  and  shall  fail to remain in good standing in the state in which the Building is located or the state of its incorporation, or shall, if a foreign corporation, fail to qualify to transact business and/or maintain a duly registered agent in the state in which the Building is located.

            (1) If any  execution,  levy,  attachment,  or other  process of law shall occur upon Tenant's fixtures or interest in the Premises.

            (m) If Tenant shall  fail  to  deliver  an  estoppel  certificate to
                Landlord within ten (10) days after Landlord's request therefor, pursuant to the requirements of Section 4.1 1 hereof.

            (n) If  Tenant  shall at any time be in  breach  or  default  in the observance or performance of any of the other covenants and/or agreements required to be performed and/or observed by Tenant hereunder.

                Provided, however, that if any default by Tenant for which a time to cure is not specifically addressed in the preceding subparagraphs (b) through (n), which default is curable but shall reasonably require more than ten
(10) days to cure, Tenant shall be afforded an additional time period to effect such cure, not to exceed thirty (30) days or such additional time as shall be reasonably required to complete the cure, provided Tenant commences to cure the default within the initial ten (10) day period and diligently prosecutes the same to completion.

                Subparagraphs (c) and (d) above notwithstanding, bankruptcy, receivership or other voluntary or involuntary liquidation or reorganization proceedings brought by or against a permitted sublessee or assignee (other than a Tenant Affiliate) shall not constitute a default of Tenant if and so long as the agreement between Tenant and such permitted sublessee or assignee provides that such proceedings are a default under the sublease or assignment, and Tenant takes reasonable steps to enforce such provision of the sublease or assignment.

        7.2 Landlord's Remedies. Upon the occurrence of any event of default and the lapse of any grace or cure periods without cure thereof, Landlord shall have the option to pursue any one or more of the following remedies upon notice to
Tenant:

            7.2.1 Termination. Terminate this Lease or terminate Tenant's right to possession, and in either event, accelerate the present value at the Contract Rate of all obligations owed by Tenant to Landlord under the Lease together with interest at the Contract Rate from the date of acceleration until payment and force Tenant to immediately surrender the Premises to Landlord. Tenant agrees to pay to Landlord on demand the costs which Landlord may suffer by reason of such termination. Immediately upon any termination Landlord shall be entitled to recover from Tenant all outstanding and unpaid Rent as of the date of such termination plus the present value at the Contract Rate of all future rent due.

            7.2.2 Possession. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be present, by force if necessary (to the extent allowed by law), without terminating the Lease or being liable for prosecution or any claim for damages, and, if Landlord so elects, relet the Premises on such terms as Landlord may determine shall best mitigate its damages and receive the rent therefor. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

            7.2.3 Entry. Enter upon the Premises, by force if necessary (to the extent allowed by law), without being liable for prosecution or any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations.

            7.2.4 Intentionally omitted.

        7.3 Remedies Cumulative. Pursuit of any one or more of the remedies provided in this Lease shall not preclude pursuit of any other remedies provided hereunder or by law, which shall be cumulative, nor shall pursuit of any remedy constitute a forfeiture or waiver of any Rent due or of any damages accruing to Landlord by reason of the breach. Actions to collect amounts due Landlord may be brought from time to time, on one or more occasions without the necessity of Landlord's waiting until the expiration of the Term.

        7.4 Cure Rights. Landlord may cure, at any time, without notice except as otherwise herein provided, any default by Tenant under this Lease. Whenever Landlord so elects, all unrecovered costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the Contract Rate, shall be paid by Tenant to Landlord on demand, and shall be recoverable as Rent.

        7.5 Rights Upon Possession. Upon the occurrence of an uncured event of default by Tenant and exercise of Landlord's remedies hereunder, Landlord may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord, in its commercially reasonable judgment, considers advisable and necessary for reletting the Premises. Such undertakings shall not operate or be construed to release Tenant from its liability. Except as may be required to mitigate damages, Landlord shall in no event be liable in any way whatsoever for failure in good faith to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting. Subject to Landlord's obligation to mitigate damages, the failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In no event shall Tenant be entitled to any excess rent obtained by reletting. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises, Landlord shall be entitled to recover, in addition to any other damages elsewhere provided in this Lease, at law or in equity, such unrecovered reasonable expenses as Landlord may incur in connection with reletting of the Premises (including, without limitation, court costs, attorneys' fees and disbursements, brokerage expenses and expenses for putting and keeping the Premises in good order or for preparing the same for reletting as herein provided).

        7.6 Prevailing Party; Venue. If either party places in the hands of an attorney the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, or files suit upon the same, the nonprevailing (or defaulting) party shall pay the other party's reasonable attorneys' fees (based upon normal hourly rates in effect in the Uptown Charlotte area at the time of enforcement) and court costs. The parties agree that any litigation concerning this Lease may be brought before the Superior Court of North Carolina and that Mecklenburg County, North Carolina shall be the proper venue for any such action.

                                     VIII.

                            MISCELLANEOUS PROVISIONS

        8.1 Force Majeure. Whenever a period of time is prescribed for the taking of any action by Landlord or by Tenant, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, fire, earthquakes, floods, acts of God, governmental regulations, shortages or delay of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as applicable (all of which are sometimes referenced collectively in this Agreement as "Force Majeure") excluding however the financial condition or the unavailability or cost of funds of either party.

        8.2 Sale of the Building. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, and in the Building and leasehold improvements, and upon the transferee's assumption of Landlord's obligations hereunder, no further liability or obligations shall accrue against Landlord. Any and all covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

        8.3 Name of Building. Landlord agrees that during the Lease Term, for so long as Tenant remains in possession and continuous occupancy of the Premises pursuant to the terms of this Lease, and provided that Tenant has not assigned or sublet all or any portion of the Premises, other than in a Minor Sublet, or vacated or abandoned more than twenty percent (20%) of the Premises for a period in excess of six (6) months, and further provided that Tenant is not in default of this Lease beyond any applicable cure periods, Landlord shall name the Building the "IJL Financial Center." Landlord and Tenant shall mutually agree upon signage, which shall be designed by Landlord at Landlord's expense and subject to Tenant's approval. Exhibit "M" attached hereto depicts the signage package that has been agreed to between Landlord and Tenant, subject to Landlord's approval of actual installation and further subject to applicable governmental codes and regulations. Tenant shall cause the manufacturing of such approved sign at Tenant's expense in strict compliance with the approved design, and shall install same in a prominent location at street level on North Tryon Street, such location to be subject to mutual agreement, and all elements of the sign's design, location and installation to be subject to applicable governmental rules, regulations and ordinances. Subject to the sign provisions set out elsewhere in this Lease, Landlord shall have exclusive control over all signs, graphics or other wall ornamentation or displays in the entrance lobby to the Building and in all Common Areas. Under no circumstances shall Landlord have any obligation to re-name the Building for any reason whatsoever unless Tenant requests that Landlord recapture the Building naming rights because the name "Interstate/Johnson Lane" is no longer in usage by Tenant and Landlord has declined to consent to a change of Building name requested by Tenant, but in such event, the new name of the Building shall be in the sole discretion of Landlord. Should Landlord recapture the Building naming rights due to a request by Tenant, or should Landlord, in its sole and absolute discretion, elect to consent to a request by Tenant to a name change, Tenant shall bear all costs associated therewith, including by way of example and not as a limitation, costs of designing, fabricating and installing new Building signage (which shall be reasonably comparable in size, type and quality to the Building signage in place prior to the requested change) and changes in stationery of Landlord, Manager, and all other affected Building tenants. Provided, further, that Landlord shall provide a good faith estimate of the cost of such name change and Tenant shall have ten (10) days from receipt of such estimate to retract its request for a Landlord recapture of the name.

        For so long as the Building Name is the IJL Financial Center, Landlord shall not permit any Building tenant which does not have premises located on the ground floor of the Building to have any signage on the exterior of the Building. Additionally, no tenant except for Tenant or any entity which is owned or controlled by Landlord, its parent company, affiliates or subsidiaries, shall have the right to advertise on the Building exterior the name of any company whose primary business is securities brokerage. However, Landlord may identify the address of the Building on exterior signage, in addition to identifying the name "IJL Financial Center."

        8.4 Notices. All notices required under this Lease shall be in writing unless expressly permitted otherwise. Any notice by either party to the other shall be deemed to be duly given if either personally delivered with written receipt to the respective addresses set forth below for each party or sent by first-class mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service addressed as set forth below:

If to Tenant (for any             Interstate/Johnson Lane
notice delivered prior            Interstate Tower
to the Commencement               P.O. Box 1012
Date):                            Charlotte, North Carolina 28201
                                  Attn: Director of Facilities


If to Tenant (for any             Interstate/Johnson Lane
notice delivered after            IJL Financial Center
the Commencement Date):           201 N. Tryon Street
                                  Charlotte, North Carolina 28202
                                  Attn: Director of Facilities

If to Landlord:                   Real Estate Services
                                  Transamerica Square
                                  401 N. Tryon Street
                                  NC 1-021-06-05
                                  Charlotte, North Carolina 28255
                                  Attn: Headquarters Real Estate Asset Manager

Either party which desires to change the address as set forth above shall do so by notice to the other party which complies with the requirements of this
Section 8.4.

        8.5 No Waiver. Neither Landlord's nor Tenant's failure to enforce or delay in exercising any of the provisions, rights or remedies in this Lease shall be a waiver, nor in any way affect the validity of this Lease or any part hereof, or their respective right thereafter to enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Rent, or any other payment by or to Tenant at a time when the Rent or the payment of any other sum due hereunder is in default, shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the Rent, or by Landlord or Tenant of any other sum due, shall not be construed to be other than a payment on account which may be applied in such manner as such party deems appropriate. Either Landlord or Tenant may accept any such payment without prejudice to its right to recover the balance due or to pursue any other remedies. No act or thing done by Landlord or its agents or employees during the Term, including acceptance of keys or card keys, shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless signed by Landlord.

        8.6 Commissions. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Landlord hereby agrees to pay any commissions owed to Broker pursuant to separate agreement between Landlord and Broker in connection with this Lease; provided, however, that Broker's right to such commissions shall vest only upon full execution of this Lease by both parties and no commission shall be due if, for any reason, the lease transaction contemplated hereunder is not consummated. Landlord acknowledges that Tenant is represented by Ben Trotter of The Harris Group. Any commissions owing to Ben Trotter or The Harris Group shall be paid by Broker in accordance with the terms of a separate agreement between Broker and The Harris Group and shall not be a separate obligation of Landlord.

        8.7 Rights of Light, View or Air. This Lease does not grant any rights to light, view or air over adjacent property, and any diminution or shutting off of light, view or air by any structure that may be erected adjacent to the Building shall not affect this Lease or impose any obligation or liability upon Landlord.

        8.8 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or enforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

        8.9 Recordation. Landlord and Tenant agree not to record this Lease. At Tenant's sole cost and expense, the parties shall prepare, execute and record a memorandum hereof which shall include a summary of the following terms of this
Lease: the names and addresses of the parties; the Term rights of first refusal and options, if any; a description of the Premises; and such easements as may be required by this Lease.

        8.10 Binding Effect. This Lease, including all exhibits attached hereto, shall be binding upon and shall inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors, and to the extent assignment and subletting may be approved by Landlord hereunder, Tenant's assigns and sublessees. Each individual executing this Lease on behalf of the respective parties represents and warrants that (s)he is duly authorized to execute and deliver this Lease on behalf of said party in accordance with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the pertinent partnership agreements and that this Lease is binding upon said party in accordance with its terms.

        8.11 Entire Agreement. The following lettered exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

        Exhibit A - Description of the Premises

        Exhibit B - Commencement Date and Construction of the Premises
                    Schedule 1 Landlord's Work
                    Schedule 2 Tenant's Work
                    Schedule 3 Tenant's Plans

        Exhibit C - Cleaning Specifications

        Exhibit D - Rules and Regulations

        Exhibit E - Option to Expand

        Exhibit F - Right of First Offer

        Exhibit G - Renewal Term

        Exhibit H - Services to be Provided by Landlord

        Exhibit I - Tenant's Parking Rights and Charges

        Exhibit J - Memorandum of Sublease

        Exhibit K - Punch List

        Exhibit L - Schedule of Controllable and Non-Controllable Expenses

        Exhibit M - Signage

        This Lease and the attached exhibits set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. Tenant agrees that Landlord and its agents made no representations or promises with respect to the Premises, the Building, the Project or property of which the same are part except as herein expressly set forth. Tenant shall make no claim on account of any representations, whether made by any renting agent, broker, officer or other representative of Landlord or which may be contained in a circular, prospectus or advertisement related to the Project or otherwise, unless the same is specifically set forth in this Lease.

        8.12 Amendments. Except as expressly provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

        8.13 Counterparts. This Lease may be executed in counterparts. Each fully executed counterpart shall be an original and it shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

        8.14 Governing Law. This Lease is declared to be a North Carolina contract, and all of the terms hereof shall be governed by, construed and enforced according to the laws and judicial decisions of the State of North Carolina.

        8.15 Intentionally Omitted.

        8.16 Base Building Plans and Specifications. Tenant has reviewed and accepted Landlord's base Building plans and specifications affecting the Premises prior to execution of this Lease. Material changes to the applicable portions of the Premises that adversely affect Tenant's intended use of the Premises or Tenant's plans and designs for the Premises shall be subject to Tenant's prior approval, which shall not be unreasonably withheld. Landlord represents and warrants to Tenant that, as of the Commencement Date, the Project, to the extent constructed by Landlord or Landlord's contractor, has been constructed substantially in compliance with the applicable requirements of the base Building plans reviewed by Tenant pursuant to this Section 8.16 as well as Tenant's final plans for the Premises and, to the best of Landlord's knowledge, the Project, to the extent constructed by Landlord or Landlord's contractor, has been constructed substantially in accordance with all applicable laws in effect as of the date Landlord received its first Certificate of Occupancy.

        8.17 Move-In. Tenant shall be charged its proportionate share of any costs for elevator operators if required during Tenant's move-in to the Building. Tenant will have access to the freight elevators during construction and move-in.

        8.18 Equipment Access. Tenant shall be provided with reasonable access to the equipment rooms, telephone rooms, condensers and other areas on the floors of the Premises in which Tenant's equipment may be placed. Tenant agrees that Tenant shall not be given access to the roof of the Building, except as provided in Section 8.2.3.

        8.19 Limits on Certain Liabilities. Notwithstanding any other provision of this Lease, neither Landlord nor Tenant nor any partner (including those holding a partnership interest in Landlord or Tenant), director, officer, agent or employee of Landlord or Tenant shall be liable for any indemnified claims caused by or arising from the actions or omissions of other tenants in or about the Building or Project, or caused by any public work. Tenant specifically agrees to look solely to Landlord's equity in the Building for the recovery of any judgment against Landlord and shall not be entitled to deduct the amount of any such judgment from Rent. Landlord, or if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. The terms and provisions of this Section 8.19 shall survive the expiration or earlier termination of this Lease. Provided, however, that NationsBank, N.A. shall indemnify Tenant against actual losses suffered by Tenant, but not to exceed Two Million Dollars ($2,000,000.00), due to Tenant's inability to locate suitable replacement premises, if (a) the Premises are not delivered to Tenant as provided in Section 2.1.1 hereof within eight (8) months of the full execution of this Lease; and (b) such failure to deliver is not due to Tenant's fault or delay or to force majeure; such obligation of NationsBank, N.A. to survive the termination of the Lease but not to be binding upon to any lenders or beneficiaries of deeds of trust on the Building.

        8.20 Status as Sublease. Both Landlord and Tenant hereby recognize and acknowledge that Owner owns the Project of which the Building is a part and that Landlord's interest in the Building is that of a sub-tenant under a master sublease between Owner and NationsBank Corporation, and this Lease is, in fact, a sub-sublease, under which Landlord is a sub-sublessor and Tenant is a sub-sublessee. For purposes of identification and to facilitate the reading and preparation of the instrument, the parties are referred to as "Landlord" and "Tenant" and the instrument as "Lease".

        Any rights or remedies provided to Tenant under this Lease can be exercised only against Landlord and Tenant shall have no claim, right or remedy against Owner or NationsBank Corporation, except for obligations accruing to Owner or NationsBank Corporation if either such party becomes direct lessor to Tenant due to cancellation of the master sublease between NationsBank Corporation and NationsBank, N.A. or due to foreclosure or deed in lieu of foreclosure, in the manner described in Section 4.10 hereof, after the date of any such transfer or succession.

        8.21 Renewal Option. Subject to the further provisions of this Lease, Landlord grants to Tenant one option to renew for one consecutive period of five
(5) years on the terms and conditions contained in Exhibit G attached hereto.

        8.22 Tenant's Existing Lease. As additional consideration for Interstate/Johnson Lane, Inc. (hereafter "IJL") entering into this Lease, NationsBank has agreed to sublease (subject to any approval rights of the owner of the Interstate Tower Building) from IJL, IJL's existing space of approximately 85,000 rentable square feet located in the Interstate Tower Building at 121 West Trade Street in Charlotte, North Carolina for the remaining term, which will expire on October 14, 2000, at a rate of $10.00 per square foot per year, inclusive of common area charges, operating expenses, utilities and taxes and any and all increases in Common Area charges, operating expenses, utilities and taxes through the end of the remaining Term (i.e., the rate payable by NationsBank shall not for any reason exceed Ten Dollars ($10.00) per square foot per year during the remainder of IJL's initial lease term (through October 14, 2000) at the Interstate Tower Building). Such sublease shall commence on the date IJL delivers the Interstate Tower Building to NationsBank in broom clean condition. IJL shall provide at least thirty (30) days prior written notice of the intended delivery date. NationsBank's rent in the subleased premises shall commence on the date which is sixty 160) days after the date IJL delivers the subleased premises. At NationsBank's sole option (subject to any approval rights of the owner of the Interstate Tower Building), NationsBank may elect or cause Tenant to elect to exercise any renewal or expansion rights under IJL's existing lease, but IJL shall have no financial responsibility to NationsBank for any such extended or expanded lease rights, and NationsBank agrees to indemnify Tenant against any financial obligations which might accrue from and after October 14, 2000 based on the exercise of such renewal rights if exercised on NationsBank's behalf and at NationsBank's request. If Tenant reaches final agreement with the owner of the Interstate Tower Building to an early termination, Tenant shall share equally with NationsBank all buyout fees or similar payments or incentives received by Tenant.

        8.23 Receive-Only Earth Station Dishes. Subject to Landlord's approval (which approval shall not be unreasonably withheld) of a location on the roof of the Building or other mutually agreeable location, Landlord and Tenant agree to enter into a communications facility site agreement for not more than three (3) receive-only earth station dishes and related equipment, approved by Landlord (which approval shall not be unreasonably withheld), for Tenant's internal use only. Tenant shall not install any such dishes or related equipment until such communications facility site agreement is fully executed by Landlord and Tenant. As long as such receive-only dishes are used for Tenant's internal purposes only and do not interfere with Landlord's ability to license or lease space on the roof of the Building to third parties, there shall be no license fee or rent payable by Tenant for such dishes and related equipment. Tenant acknowledges that certain rights to a receive-only microwave dish have previously been granted to an existing Building tenant, and Tenant's dish must be installed in such a manner so as to not create noise or interference with the rights of the existing tenant or the installations previously installed or currently planned on behalf of NationsBank as Building tenant.

        8.24 Survival. The provisions of this Lease shall survive the expiration or termination of this Lease.

        8.25 Drafting. Landlord and Tenant acknowledge that this Lease was negotiated at arms length and that no presumptions in favor of or against the drafter shall apply to the interpretation of this Lease.

        IN TESTIMONY WHEREOF, the parties, by authority duly given, have executed this Lease as of the date set forth on the first page of this Lease.


ATTEST:                                  LANDLORD:

By:  /s/ ALLISON L. GILLAM               NATIONSBANK, NATIONAL ASSOCIATION,
    -----------------------              a national banking association
    its Asst. Secretary
                                         By:    /s/ ''SIGNATURE ILLEGIBLE''
                                              ------------------------------
                                         Name:  /s/ ''SIGNATURE ILLEGIBLE''
                                              ------------------------------
                                         Title:  Sr. Vice President


ATTEST:                                  TENANT:

By:  /s/ ''SIGNATURE ILLEGIBLE''         INTERSTATE/JOHNSON LANE, INC.,
    ------------------------------       a North Carolina corporation
    its Asst. Secretary
                                         By:    /s/ ''SIGNATURE ILLEGIBLE''
                                              ------------------------------
                                         Name:  /s/ ''SIGNATURE ILLEGIBLE''
                                              ------------------------------
                                         Title:  Vice President & CFO